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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

KVH INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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2021 Proxy Statement

Notice of Annual Meeting of Stockholders

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

May 17, 2021

Dear Fellow Stockholder:

We are pleased to invite you to attend KVH Industries, Inc.'s ("KVH") 2021 Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on June 17, 2021 at 9.00 a.m. local time at our world headquarters at 50 Enterprise Center, Middletown, Rhode Island 02842. As part of our COVID-19 precautions, the Annual Meeting may be held solely by means of remote communication rather than in person. We are monitoring the public health, travel, business, and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state, and local governments. If we determine to hold the Annual Meeting by means of remote communication, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by KVH and posting on our website at www.kvh.com. We will also file definitive additional solicitation materials with the Securities and Exchange Commission.

Two of our directors, Mark S. Ain and Stanley K. Honey, are expected to conclude their service on the Board at the Annual Meeting. We thank Mark and Stan for their many years of valuable service and are grateful for their innumerable contributions to KVH.

Your vote will be especially important this year. As you may be aware, VIEX Capital Advisors, LLC and certain of its affiliates (collectively, "VIEX") have notified KVH that VIEX intends to nominate a slate of two nominees for election as directors at the Annual Meeting in opposition to the director nominees recommended by our Board of Directors. As a result, you may receive solicitation materials, including a white proxy card, from VIEX seeking your proxy to vote for VIEX's nominees. Our Board does NOT endorse VIEX's nominees and recommends that you vote FOR ALL of the nominees proposed by the Board.

Our Board urges you NOT to sign or return any white proxy card that may be sent to you by VIEX. Only the latest validly executed proxy that you submit will be counted. We encourage you to read the accompanying proxy statement carefully and to vote – regardless of the size of your share holdings – in accordance with the Board's recommendations on each proposal. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. Please vote by completing, signing, and dating the enclosed BLUE voting instruction form or BLUE proxy card and returning it in the enclosed, postage-paid envelope furnished for that purpose. You can also vote over the Internet or by telephone by following the instructions provided on the enclosed BLUE voting instruction form or BLUE proxy card.

If you have any questions or need assistance with voting your BLUE voting instruction form or BLUE proxy card, please contact the firm assisting our Board in the solicitation of proxies:

D.F. King & Co., Inc.
48 Wall St FL 23, New York, NY, 10005-2922
Banks and brokers may call collect at (212) 269-5550
All others may call toll-free at (800) 488-8095
Email: KVH@dfking.com

On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope you will be able to join us at the Annual Meeting.

Sincerely,

Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 17, 2021 at 9:00 a.m., Eastern Time
Venue:	Offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island 02842

As part of our COVID-19 precautions, the annual meeting may be held solely by means of remote communication rather than in person. We are monitoring the public health, travel, business, and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state, and local governments. If we determine to hold the annual meeting by means of remote communication, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by KVH and posting on our website at www.kvh.com. We will also file definitive additional solicitation materials with the Securities and Exchange Commission.
Items of Business:	Proposal 1: To elect two nominees as Class I directors for a three-year term expiring in 2024;
Proposal 2: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
Proposal 3: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.

These items of business are more fully described in the proxy statement accompanying this notice. The Company will also transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on April 21, 2021 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 21, 2021 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.
Voting:
Your vote is very important. Regardless of whether you plan to attend the annual meeting, we hope that you will read the accompanying proxy statement and vote as soon as possible using the enclosed BLUE voting instruction form or BLUE proxy card. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the annual meeting by completing, signing, dating, and returning your proxy card or voting instruction form in the postage-paid envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting of Stockholders and Voting" beginning on page 7 of the accompanying proxy statement. If you are the beneficial but not record owner of your shares (that is, you hold your shares in "street name" through an intermediary such as a broker, you will receive instructions from your broker as to how to vote your shares.

Please note that VIEX Capital Advisors, LLC and certain of its affiliates (collectively, "VIEX") have stated their intention to propose two director nominees for election at the annual meeting. You may receive solicitation materials from VIEX. The Company is not responsible for the accuracy of any information provided by VIEX or its nominees contained in solicitation materials filed or disseminated by or on behalf of VIEX or any other statements that VIEX may make.

The Board does NOT endorse VIEX's nominees and strongly recommends that you NOT sign or return any white proxy card sent to you by VIEX. If you have previously voted using a white proxy card sent to you by VIEX, you can subsequently revoke that proxy by following the instructions on the enclosed BLUE proxy card to vote over the Internet or by telephone or by completing, signing, and dating the BLUE proxy card and mailing it in the postage-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the annual meeting, as described in the accompanying proxy statement.

THE BOARD RECOMMENDS VOTING
FOR ALL OF THE BOARD'S NOMINEES ON PROPOSAL 1 AND
FOR PROPOSALS 2 AND 3 USING THE ENCLOSED BLUE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN, OR VOTE ANY
WHITE PROXY CARD SENT TO YOU BY VIEX.

Please note that, even if you plan to participate in the annual meeting, we recommend that you vote using the enclosed BLUE voting instruction form or BLUE proxy card prior to the annual meeting to ensure that your shares will be represented.

Regardless of the number of shares that you own, your vote is important. Thank you for your continued support, interest, and investment in KVH Industries.

By Order of the Board of Directors,

Felise Feingold Secretary May 17, 2021

IMPORTANT

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN, AND DATE THE ENCLOSED BLUE VOTING INSTRUCTION FORM OR BLUE PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE BLUE VOTING INSTRUCTION FORM OR BLUE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE THE PROXIES YOU APPOINTED CAST YOUR VOTES.

If you need assistance, please contact D.F. King & Co., Inc., the firm assisting us in the solicitation of proxies in connection with the annual meeting. Stockholders may call toll free at (800) 488-8095 or email at KVH@dfking.com. Brokers and banks may call collect at (212) 269-5550.

The Notice of Annual Meeting of Stockholders, the accompanying proxy statement and form of proxy card, and the annual report are first being mailed to stockholders of record as of April 21, 2021 on or about May 17, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company's Proxy Statement, Annual Report, and Stockholder Letter are available at www.viewourmaterial.com/KVHI.

Mail	Telephone	Internet

Please complete, sign, date, and return the enclosed BLUE voting instruction form or BLUE proxy card, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your BLUE voting instruction form or BLUE proxy card to vote by telephone.	Visit the website noted on your BLUE voting instruction form or BLUE proxy card to vote via the Internet.

PROXY STATEMENT

for

2021 ANNUAL MEETING OF STOCKHOLDERS OF KVH INDUSTRIES, INC.

JUNE 17, 2021

Principal Accountant Fees and Services	46

Fees for Professional Services	46
Pre-Approval Policies and Procedures	46

Stockholder Proposals	47

Non-GAAP Financial Information	47

Additional Information	48

Appendix A – Additional Information Regarding Participants in the Solicitation	A-1

This proxy statement (including all appendices attached hereto, this "proxy statement") is furnished in connection with the solicitation of proxies by the Board of Directors ("Board" or "Board of Directors") of KVH Industries, Inc., a Delaware corporation (the "Company" or "KVH"), for use at the 2021 annual meeting of stockholders of the Company (including any adjournments, postponements, or continuations thereof, the "annual meeting"). Unless the context otherwise requires, references in this proxy statement to "KVH," the "Company," "we," "us," "our," and similar terms refer to KVH Industries, Inc.

2021 PROXY STATEMENT SUMMARY

This summary is an overview of information that you will find elsewhere in this proxy statement and our 2020 annual report. As this section is only a summary and does not contain all of the information that you should consider, we encourage you to read the entire proxy statement and annual report for more information about these topics before you vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2021: THE ANNUAL REPORT, THIS PROXY STATEMENT, AND THE ACCOMPANYING FORM OF PROXY CARD ARE FIRST BEING MAILED TO STOCKHOLDERS OF RECORD AS OF APRIL 21, 2021 ON OR ABOUT MAY 17, 2021.

Information About the Annual Meeting

Our Board is soliciting proxies for the annual meeting.

Date and Time:	June 17, 2021 at 9:00 a.m., Eastern Time.
Venue:
Offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island 02842. As part of our COVID-19 precautions, the annual meeting may be held solely by means of remote communication rather than in person. We are monitoring the public health, travel, business, and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state, and local governments. If we determine to hold the annual meeting by means of remote communication, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by KVH and posting on our website at www.kvh.com. We will also file definitive additional solicitation materials with the Securities and Exchange Commission.
Record Date:	The close of business on April 21, 2021.
Voting:	Each share of common stock outstanding on the record date will be entitled to cast one vote.

PROPOSALS AND BOARD RECOMMENDATIONS FOR VOTING

Management Proposals	Board Voting Recommendation	Page
1. Election of Directors	FOR ALL of the Board's nominees	18
2. Non-Binding Vote on NEO Compensation	FOR	20
3. Ratification of Appointment of Independent Public Accounting Firm	FOR	23

Your vote is extremely important this year. You may receive solicitation materials from VIEX Capital Advisors, LLC and certain of its affiliates (collectively, "VIEX") seeking your proxy to vote for John Mutch and Eric Singer (together, the "VIEX Nominees") to become members of the Board. The Company is not responsible for the accuracy of any information provided by VIEX or its nominees contained in solicitation materials filed or disseminated by or on behalf of VIEX or any other statements that VIEX may make.

OUR BOARD DOES NOT ENDORSE ANY OF THE VIEX NOMINEES AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU BY VIEX. IF YOU HAVE PREVIOUSLY SIGNED A WHITE PROXY CARD SENT TO YOU BY VIEX, YOU CAN REVOKE IT BY COMPLETING, SIGNING, DATING, AND RETURNING THE

KVH Industries, Inc. 2021 Proxy Statement    1

PROXY SUMMARY

ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" OF OUR BOARD'S NOMINEES LISTED ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM OR BLUE PROXY CARD.

For more information and up-to-date postings, please go to our website, www.kvh.com. Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC. If you have any questions, please contact D.F. King & Co., Inc., the firm assisting us in the solicitation of proxies in connection with the annual meeting. Stockholders may call toll free at (800) 488-8095 or email at KVH@dfking.com. Brokers and banks may call collect at (212) 269-5550.

NOTE: Withholding your vote on VIEX's nominees on a white proxy card is NOT the same as voting FOR ALL of our Board's nominees on the BLUE proxy card. Submitting a valid white proxy card will revoke any vote you previously made via the Board's BLUE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of the Board, you should complete, sign, date and return a BLUE voting instruction form or BLUE proxy card and DISREGARD any white voting instruction form or white proxy card that you may receive from VIEX.

ELECTION

Table provides summary information about our nominees for election to the Board as Class I directors. Additional information for all directors, including the Board's nominees, may be found on pages 19, 25, 26 and 27.

Name	Age	Director Since	Independent
Cielo Hernandez	45	—	Yes
Cathy-Ann Martine-Dolecki	62	—	Yes

PROXY SUMMARY

Business Overview

KVH Industries at a Glance

KVH is a leading provider of innovative, technology-driven connectivity, and navigation solutions to maritime, marine, defense, and other commercial customers globally. Through our mobile connectivity business, we provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land. We are also a leading provider of commercially licensed entertainment, including news, sports, music, and movies, to commercial and leisure customers in the maritime, hotel, and retail markets.

2020 Revenue	2020 Net Loss from Continuing Operations (GAAP)	2020 Adjusted EBITDA from Continuing Operations (Non-GAAP)	Year-End Market Cap	Employees
$158.7 million	$(21.9 million)	$3.1 million	$209.2 million	639

For a reconciliation of our non-GAAP adjusted EBITDA from continuing operations to our net loss from continuing operations, as well as other information about this non-GAAP financial measure, please see the section entitled "Non-GAAP Financial Information."

2    KVH Industries, Inc. 2021 Proxy Statement

PROXY SUMMARY

 2020 Net Sales by Segment

Our COVID-19 Response

Since the onset of the pandemic, we have taken quick and decisive action to adapt our business and practices to ensure the health and safety of our employees while delivering on our fundamental commitment to serving our customers. By the time COVID-19 was declared a pandemic, KVH had a comprehensive action plan in place. As a global technology company, we leveraged our existing IT infrastructure to seamlessly transition most of our corporate staff to work-from-home, enabling us to continue delivering 24/7, uninterrupted service to our customers.

As an essential business for both telecommunications services and defense navigation products, we maintained full operations at both of our factories, making important modifications to allow for social distancing and increased cleaning and sanitization. We also provided protective masks, gloves, hand sanitizer, and other tools to protect the health and safety of our employees.

Given the uncertainty of the pandemic's impact on our business, we also took unprecedented measures to align our costs with the current business environment. We temporarily reduced executive salaries and bonuses, as well as certain non-executive salaries, that were restored in September 2020. We also made targeted reductions to sales and marketing costs, primarily due to the significant reduction in travel and spending on trade shows. With the benefit of these cost-reduction measures and the support of a loan under the Paycheck Protection Program, we were able to avoid layoffs and maintain our workforce during a challenging time, allowing us to continue to support our customers and maintain our focus on executing on our strategic initiatives.

2020 Company Performance

Like many other businesses around the world, the global COVID-19 pandemic has impacted many areas of our business. The operations of our KVH Media Group business, which offers commercially licensed news, music, TV, and movie entertainment for the retail, hotel, and other industries, have been particularly affected due to the global reduction in travel resulting from the pandemic and resulted in an impairment charge of $10.5 million, which is included in the 2020 operating loss.

Despite the significant challenges posed by the pandemic, 2020 included many successes and progress on our strategic initiatives. We ended our year positively, reporting overall revenue growth and an increase in adjusted EBITDA in the fourth quarter. We continued to migrate customers to our new high-throughput satellite (HTS) network, and we expect to complete the migration later this year, which we expect to reduce annual network operating costs by approximately $4 million to $5 million starting next year. We continued to show growth in our subscription-based, Connectivity-as-a-Service (CaaS) AgilePlans offering, continued to develop our sales channel partnerships for KVH Watch, our new Internet of Things (IoT) CaaS offering, which we expect to provide a robust pipeline of future revenue opportunities, and continued to commercialize our photonic integrated chip (PIC) inertial navigation technology.

Thanks to the extraordinary efforts and commitment of our employees, we were able to continue to deliver for our customers despite the challenging environment, and our core business remained strong.

KVH Industries, Inc. 2021 Proxy Statement    3

PROXY SUMMARY

COMMITMENT TO GOOD CORPORATE GOVERNANCE

Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:

✓ Following the annual meeting, and assuming our Board's nominees are elected, our Board will include three women (43% gender diversity)
✓ Our directors are elected by majority voting in uncontested elections and by plurality voting in contested elections
✓ The majority of our directors are independent
✓ All of the members of our audit, compensation and nominating and corporate governance committees are independent
✓ We have appointed a lead independent director to serve as a liaison between our independent directors and our Chairman of the Board, who is our President and Chief Executive Officer
✓ Executive sessions of independent directors are held at each regularly scheduled Board meeting
✓ We rotated our independent registered public accounting firm in June 2014
✓ We conduct annual stockholder votes to ratify the selection of our independent registered public accounting firm
✓ The majority of director compensation is in the form of KVH common stock
✓ We have a strong pay-for-performance executive compensation philosophy
✓ We conduct annual non-binding "say on pay" votes regarding our executive compensation program
✓ We do not have any executive employment agreements or change in control agreements
✓ Our independent compensation consultant is hired by the compensation committee
✓ We conduct annual Board and committee self-assessments
✓ We prohibit short sales, transactions in derivatives, hedging, and pledging of KVH securities by our directors and named executive officers

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2020. The Compensation Committee of our Board of Directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent.

We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

This "say on pay" vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation methodology described in this proxy statement. While this vote is advisory and not binding, the Board and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

Additional information regarding the non-binding "say on pay" vote may be found on page 20.

4    KVH Industries, Inc. 2021 Proxy Statement

PROXY SUMMARY

2020 EXECUTIVE COMPENSATION HIGHLIGHTS

The 2020 compensation program for our named executive officers was comprised of three primary elements – base salary, cash-based incentive compensation, and annual equity grants. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH's business strategies and goals and stockholders' interests.

The mix of target compensation for our named executive officers for 2020 reflects these objectives, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 32. For 2020, fixed pay represents the sum of salary, holiday bonus and perquisites; variable ("at-risk") pay represents equity awards and non-equity incentive plan compensation. For more information on the compensation of our named executive officers for 2020, see "Proposal 2 – Advisory Vote on Named Executive Officer Compensation".	Average NEO Compensation Mix

What We Do	What We Don't Do

✓

Offer competitive compensation that attracts and retains executive talent

✓

Align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✓

Emphasize variable performance-based compensation over fixed compensation

✓

Align payout of annual incentives to drivers of stockholder value, such as revenue and adjusted EBITDA

✓

Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✓

Align individual performance goals with our business strategy

✓

Cap incentive payments

✓

Benchmark compensation against that of a broad group of companies

✓

Cash and equity awards under our 2016 Equity and Incentive Plan have clawback provisions

✗

No long-term employment agreements or change of control agreements

✗

No guaranteed severance programs

✗

No tax gross-ups

✗

No guaranteed salary increases

✗

No repricing of stock options or stock appreciation rights

✗

No discounted stock options or stock appreciation rights

KVH Industries, Inc. 2021 Proxy Statement    5

PROXY SUMMARY

For 2020, we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of corporate, business unit and individual performance goals for that year. In May 2020, as a result of the potential adverse impact that the COVID-19 pandemic was anticipated to have on our business, senior management implemented, with the approval of the Compensation Committee, a cash conservation and cost reduction plan (the "Cost-Savings Plan") that included, among other cost-saving measures, temporary reductions in executive base salaries and bonus opportunities for the named executive officers. The reductions took effect on May 11, 2020 and continued until September 25, 2020 (the "Cost-Savings Period"), the point at which we determined that the Cost-Savings Plan was no longer warranted. During the Cost-Savings Period, executive base salaries were reduced by 15% for the CEO and 10% for our other named executive officers. In addition to the temporary reductions in base salary, the portion of each named executive officer's target incentive compensation attributable to individual performance during 2020 (representing 25% of the executive's total target incentive compensation) under our 2020 incentive compensation plan was reduced by 30% during the Cost-Savings Period. In March 2021, after reviewing our overall financial performance for 2020, the Compensation Committee determined not to make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance or business unit performance but did award incentive compensation for achievement of individual performance goals. Taking into account the awards for individual performance, the aggregate incentive compensation actually received by our CEO for 2020 represented 20% of his base salary, rather than the targeted 90% of his base salary, and the aggregate incentive compensation actually received by our other named executive officers ranged from approximately 9% to 13% of their respective base salaries, rather than the targeted range of 40% to 60% of their respective base salaries.

Actual Annual Incentive Payment Versus Target
(Average Percentage of Base Salary)

6    KVH Industries, Inc. 2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

Why am I receiving these proxy materials?

Our Board is soliciting your vote at the annual meeting, which is to be held on June 17, 2021 at 9:00 a.m., Eastern Time. The annual meeting will be held at the offices of KVH, located at 50 Enterprise Center, Middletown, Rhode Island. As part of our COVID-19 precautions, the annual meeting may be held solely by means of remote communication rather than in person. We are monitoring the public health, travel, business, and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state, and local governments. If we determine to hold the annual meeting by means of remote communication, we will announce the decision to do so in advance and provide details on how to participate in a press release issued by KVH and posting on our website at www.kvh.com. We will also file definitive additional solicitation materials with the Securities and Exchange Commission.

These materials also include a BLUE voting instruction form or BLUE proxy card for the annual meeting. BLUE voting instruction forms and BLUE proxy cards are being solicited on behalf of the Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the annual meeting and provide updated information about the Company that you should consider in order to make an informed decision when voting your shares.

What is the purpose of the annual meeting and what are the Board's voting recommendations?

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal 1	To elect two nominees as Class I directors for a three-year term expiring in 2024.
Our Board's Voting Recommendation	FOR ALL NOMINEES RECOMMENDED BY OUR BOARD
Proposal 2	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Our Board's Voting Recommendation	FOR

Proposal 3	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.
Our Board's Voting Recommendation	FOR

Our Board does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board is not aware of any other business to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting, the individuals named as proxies, or their duly constituted substitutes acting at the annual meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c).

How many votes do I have?

You will have one vote for every share of common stock you owned as of the close of business on the record date.

When is the record date?

Our Board of Directors has fixed the close of business on April 21, 2021, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 18,754,341 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

How many votes can be cast by all stockholders?

18,754,341 votes, consisting of one vote for each share of common stock outstanding on the record date. There is no cumulative voting, and the holders of the common stock vote together as a single class.

Why have I received different color proxy cards?

VIEX has notified the Company that VIEX intends to propose two director nominees for election at the annual meeting in opposition to the director nominees recommended by our Board. The Company has provided you with the enclosed BLUE voting instruction form or BLUE proxy card. VIEX may send you a white voting instruction form or white proxy card.

KVH Industries, Inc. 2021 Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The Board recommends using the enclosed BLUE voting instruction form or BLUE proxy card to vote FOR ALL of the Board's nominees for director. Our Board also recommends that you DISREGARD the white voting instruction form and white proxy card.

What are the methods of voting?

The shares represented by your properly signed BLUE proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed BLUE proxy card will be voted as recommended by our Board in this proxy statement. We encourage you to vote on all matters to be considered. Our Board urges you NOT to sign or return any white proxy card that may be sent to you by VIEX. If, on the record date, your shares were not held in your name, but rather were held in an account at a broker (commonly referred to as being held in "street name"), you are the beneficial but not record owner of those shares. A beneficial owner should follow the instructions of his, her or its broker in order to vote any shares.

By signing and returning the BLUE proxy card in the enclosed postage pre-paid envelope, you are enabling each individual named on the BLUE proxy card to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return BLUE proxy card, even if you plan to attend the annual meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one BLUE proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all BLUE proxy cards to ensure that all of your shares are voted. Our Board urges you NOT to sign or return any white proxy card that may be sent to you by VIEX.

To vote by telephone, please follow the instructions included on your BLUE proxy card. If you vote by telephone, you do not need to complete and mail your BLUE proxy card.

To vote on the Internet, please follow the instructions included on your BLUE proxy card. If you vote on the Internet, you do not need to complete and mail your BLUE proxy card.

Will my shares be voted if I do nothing?

If your shares of our common stock are registered in your name, you must complete, sign, date, and return a proxy card or submit a proxy by telephone or by Internet in order for your shares to be voted.

If your shares of common stock are held in "street name," that is, held for your account by a broker, and you do not instruct your broker how to vote your shares, then your broker would not have discretionary authority to vote your shares on Proposal 1 or Proposal 2. To the extent your broker has forwarded VIEX'S proxy materials to you, your broker would also not have discretionary authority to vote your Shares on Proposal 3. If your shares of our common stock are held in "street name," your broker has enclosed a BLUE voting instruction form with this proxy statement. We encourage you to authorize your broker to vote your shares by following the instructions provided on the BLUE voting instruction form.

We strongly urge you to vote FOR ALL of our Board's nominees listed in Proposal 1, and FOR Proposals 2 and 3 by using the enclosed BLUE proxy card to vote TODAY by Internet, by telephone or by signing, dating and returning the enclosed BLUE proxy card in the envelope provided. If your shares are held in "street name," you should follow the instructions on the BLUE voting instruction form provided by your broker and provide specific instructions to your broker to vote as described above.

What constitutes a quorum?

A quorum must be present in order for business to be conducted at the annual meeting. Our By-laws provide that a quorum consists of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting present in person or represented by proxy. Shares of common stock represented by a properly completed and returned proxy card (including shares properly voted by telephone or on the Internet) will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions, withhold votes, and broker non-votes (if any) are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on "routine" matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholder meeting. Under the rules of the New York Stock Exchange governing brokers' discretionary authority, if you receive proxy materials from or on behalf of both the Company and VIEX, then brokers holding shares in your account will not be permitted to exercise discretionary authority regarding

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

any of the proposals to be voted on at the annual meeting, whether "routine" or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the annual meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on "routine" matters without instructions from you. The only proposal that would be considered "routine" in such event is Proposal 3 (ratification of Grant Thornton LLP as our independent registered public accounting firm for 2021). A broker will not be entitled to vote your shares on any "non-routine" matters, absent instructions from you. Consequently, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker then your broker may exercise its discretion to vote your shares on the proposal to ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2021 (Proposal 3). If your shares are voted on Proposal 3 as directed by your broker, your shares will constitute broker non-votes on Proposal 1 (election of directors) and Proposal 2 (advisory approval of the compensation of our named executive officers). In such case, broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to Proposal 1 (election of directors) or Proposal 2 (advisory approval of the compensation of our named executive officers). We urge you to instruct your broker about how you wish your shares to be voted.

Who can attend the annual meeting?

Attendance at the annual meeting will be limited to stockholders as of April 21, 2021, their authorized representatives and guests of the Company. Access to the annual meeting may be granted to others at the discretion of the Company. In accordance with the Company's security procedures, all persons attending the annual meeting must present picture identification along with proof of ownership. If you are a stockholder of record, please be prepared to provide the top portion of your BLUE proxy card. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your broker. Cameras and recording devices will not be permitted at the annual meeting.

Even if you plan to attend the annual meeting, we strongly urge you to vote in advance by completing, signing, and dating the enclosed BLUE voting instruction form or BLUE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone.

Is a list of registered stockholders available?

The Company's list of stockholders as of the close of business on the record date will be available for inspection by the Company's stockholders for at least ten days prior to the annual meeting. If you want to inspect the stockholder list, please call the office of the Secretary at (401) 845-8102 to schedule an appointment during ordinary business hours. The stockholder list will also be open to the examination of any stockholder during the annual meeting at the place of the meeting.

What vote is required for approval? What is the effect of abstentions, withhold votes, and broker non-votes on each of the proposals?

Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes, and Broker Non-Votes
Proposal 1 – To elect two nominees as Class I directors for a three-year term expiring in 2024	Directors will be elected by a plurality of the votes cast, meaning the two nominees receiving the most votes for their election will be elected to our Board.	Abstentions, withhold votes and broker non-votes (if any) will have no effect on the outcome of the election of directors.
Proposal 2 – To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	The affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes (if any) will have no effect on the outcome of the proposal.
Proposal 3 – To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021	The affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes (if any) will have no effect on the outcome of the proposal.

KVH Industries, Inc. 2021 Proxy Statement    9

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

Because we have received notice from VIEX that it intends to nominate persons for election to the Board, the provisions of our By-laws relating to majority voting for directors will not be applicable at the annual meeting and, pursuant to our By-laws, plurality voting will instead apply. In the event that VIEX were to withdraw its nominees at least ten days before the date on which we file with the SEC a definitive version of this proxy statement, the majority voting provisions of our By-laws would apply.

Under the plurality voting provisions of our By-laws, the two nominees for director who receive the most votes of all votes cast for directors will be elected.

It will NOT help elect our Board's nominees if you sign and return a white proxy card sent by VIEX, even if you withhold on VIEX's director nominees using VIEX's proxy card. Doing so will revoke any previous vote you may have cast on KVH's BLUE proxy card. We encourage you to vote FOR ALL of the Board's nominees on our BLUE voting instruction form or BLUE proxy card and to DISREGARD, and not return, any white voting instruction form or white proxy card that you receive from VIEX.

Pursuant to our By-laws, written notice by stockholders of qualifying nominations for election to the Board at the annual meeting must have been received by February 4, 2021. We did not receive any such nominations, other than the nominations from VIEX, and no other nominations for election to the Board may be made by stockholders at the annual meeting.

The Board has no reason to believe that Cielo Hernandez and Cathy-Ann Martine-Dolecki will not serve if elected. However, if, for some reason, any of the Board's director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the BLUE proxy card, your shares will be voted in favor of the Board's remaining nominees. If any substitute nominee is designated prior to the annual meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the rules of the SEC.

Who will count the votes?

We have retained Corporate Election Services to assist as the tabulator of the BLUE proxy cards and have retained First Coast Results, Inc. to serve as independent inspector to count and certify votes at the annual meeting.

Who is soliciting my vote?

We are soliciting proxies on behalf of our Board of Directors. In addition, we will reimburse brokers, dealers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or email. We will pay all expenses incurred in connection with this solicitation. We have also retained D.F. King & Co., Inc. to solicit proxies.

Can I change my vote? How can a proxy be revoked?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting. Only your latest dated proxy will count. In order to revoke your proxy, you must either:

✓
sign, date, and return another proxy card with a later date;

✓
provide timely written notice of the revocation of your proxy to our secretary;

✓
voting at a later time via the Internet or by telephone as instructed above; or

✓
attend the meeting and vote at the meeting.

If you hold your shares in street name, you should follow the instructions of your broker to change your vote or revoke your voting instructions. Your attendance at the annual meeting will not revoke your proxy unless you specifically request it or you vote at the annual meeting. If you hold shares in street name, your attendance at the annual meeting will not revoke your voting instructions. In the absence of a revocation, shares represented by proxies will be voted at the annual meeting.

If you have previously submitted a white proxy card sent to you by VIEX, you may change your vote by completing, signing, dating, and returning the enclosed BLUE proxy card in the postage-paid envelope provided, or by voting via the Internet or by telephone by following the instructions on the BLUE proxy card. Please note that submitting a white proxy card sent to you by VIEX will revoke votes you have previously made via the Company's BLUE proxy card. Voting to withhold with respect to any of VIEX's nominees on a white voting instruction form or white proxy card sent to you by VIEX is not the same as voting for our Board's nominees because a vote to withhold with respect to any of VIEX's nominees on its white voting instruction form or white proxy card will revoke any BLUE voting instruction form or BLUE proxy card you may have previously submitted.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

Whether or not you plan to attend the annual meeting, we urge you to complete, sign, date, and return the enclosed BLUE voting instruction form or BLUE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the BLUE voting instruction form or BLUE proxy card.

Who pays for KVH's proxy solicitation?

We will bear the cost of the solicitation of proxies on behalf of the Board of Directors. For additional information regarding the cost of this solicitation, please see the section titled "Additional Information—Costs of Solicitation" on page 48 of this proxy statement.

How can I find the voting results of the Annual Meeting?

Voting results will be tallied by the inspector of election. We will report the preliminary results in a Current Report on Form 8-K, which we must file with the SEC within four business days following the annual meeting. We will similarly report the final results as soon as practicable following certification by the inspector of election.

Do I have any dissenters' or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

No. Delaware law does not provide stockholders any dissenters' or appraisal rights with respect to the matters to be voted on at the annual meeting.

Who should I call if I have questions about the annual meeting?

If you have any questions or require assistance voting on the BLUE voting instruction form or BLUE proxy card, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, D.F. King & Co., Inc. at:

48 Wall St FL 23, New York, NY, 10005-2922
Banks and brokers may call collect at (212) 269-5550
All others may call toll-free at (800) 488-8095
Email: KVH@dfking.com

KVH Industries, Inc. 2021 Proxy Statement    11

BACKGROUND OF THE SOLICITATION

On February 5, 2020, Vintage Capital Management, LLC ("Vintage Capital") filed a Schedule 13D with the SEC disclosing beneficial ownership of approximately 9.39% of the outstanding shares of the Company's common stock.

The next day, on February 6, 2020, Vintage Capital submitted to the Company a notice of Vintage Capital's intent to nominate Robert Tavares and another individual to the Board at the Company's 2020 annual meeting of stockholders (the "2020 Annual Meeting").

On April 8, 2020, Vintage Capital and the Company entered into a cooperation agreement (the "Vintage Capital Cooperation Agreement"). Pursuant to the Vintage Capital Cooperation Agreement, the Company, among other things, agreed to appoint Mr. Tavares to serve as a director of the Company.

At the 2020 Annual Meeting, which was held on June 10, 2020, director Bruce J. Ryan did not stand for re-election and concluded his service as a member of the Board. In addition, Danelle M. Barrett was elected to serve as a director of the Company.

On November 5, 2020, Eric Singer, the managing member of VIEX Capital Advisors, LLC, contacted Brent Bruun, the Company's Chief Operating Officer and then-interim Chief Financial Officer, requesting a call with Mr. Bruun and Martin Kits van Heyningen, the Company's Chief Executive Officer and Chairman of the Board.

On November 6, 2020, Mr. Bruun held a telephone conversation with Mr. Singer. During the conversation, Mr. Bruun discussed with Mr. Singer the Company's business, strategy, operations, and financial performance, and Mr. Bruun addressed certain questions and views conveyed by Mr. Singer. In addition, Mr. Singer represented to Mr. Bruun that VIEX owned more shares of the Company's common stock than Mr. Kits van Heyningen, who held approximately 4.9% of the Company's issued and outstanding shares at the time, as was publicly disclosed. However, according to the preliminary proxy statement filed by VIEX on April 9, 2021 (the "VIEX Preliminary Proxy Statement"), VIEX owned only approximately 2.2% of the Company's issued and outstanding shares as of November 6, 2020, the date Mr. Singer made the representation about his ownership level to Mr. Kits van Heyningen.

On November 16, 2020, Mr. Bruun held a telephone call with Peter T. Shaper to discuss the Company's business and operations.

On November 24, 2020, Messrs. Bruun and Kits van Heyningen held a telephone call with Mr. Shaper to discuss the Company's business and operations.

On January 14, 2021, VIEX Opportunities Fund, LP – Series One ("VIEX Series One"), delivered a notice to the Company indicating its intent to nominate Mr. Singer and Mr. Mutch for election to the Board (the "Nomination Notice"). The Nomination Notice indicated that, as of January 14, 2021, VIEX Series One, together with other entities affiliated with VIEX and Mr. Singer, owned approximately 3.9% of the Company's outstanding shares of common stock.

On January 18, 2021, Mr. Kits van Heyningen held a telephone conversation with Mr. Singer to discuss the Nomination Notice and the Company's business, operations, and strategy. During the discussion, Mr. Singer shared his views on the Company and its performance. Mr. Singer indicated, among other things, that he did not have a specific plan regarding how the Company could improve its performance.

On January 25, 2021, the Board met to discuss the annual meeting, the composition of the Board, the Nomination Notice, and other matters related to VIEX. At the conclusion of the meeting, the Board formed an ad hoc committee comprised of Ms. Barrett and Messrs. Dodez and Kits van Heyningen to manage the response to and discussions with VIEX on behalf of the Board (the "Ad Hoc Committee").

On February 1, 2021, the Ad Hoc Committee met to discuss matters related to VIEX, the composition of the Board, the Nomination Notice, and the Ad Hoc Committee's interest in meeting with the VIEX Nominees to evaluate their candidacies to serve as members of the Board. During the meeting, the Ad Hoc Committee discussed the qualifications and backgrounds of the VIEX Nominees, including the Delaware Court of Chancery's finding in In re PLX Technology Inc. Stockholders Litigation that Mr. Singer breached his fiduciary duties to PLX Technology Inc. ("PLX"), and induced other PLX directors to breach their duties by withholding material information from his fellow directors (the "PLX Case"). At the conclusion of the meeting, the Ad Hoc Committee authorized Mr. Dodez, in his capacity as a member of the Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee"), to schedule interviews with both of the VIEX Nominees, including, in the case of Mr. Singer, to learn more about the PLX Case.

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BACKGROUND OF THE SOLICITATION

On February 4, 2021, the time period for stockholders to submit director nominations to be considered at the annual meeting pursuant to the By-laws expired.

On February 5, 2021, Mr. Dodez e-mailed both of the VIEX Nominees to schedule interviews regarding their candidacies to serve as members of the Board.

Between February 5, 2021 and February 8, 2021, Mr. Dodez exchanged e-mails with Mr. Singer regarding the VIEX Nominees' willingness to meet with Mr. Dodez and Charles Trimble in their capacities as members of the Nominating and Corporate Governance Committee and the nationally recognized independent executive search firm assisting the Company with its review of potential director candidates (the "Independent Search Firm"). In his communications to Mr. Dodez during this time period, Mr. Singer indicated that he was willing to meet only with all of the independent directors of the Company and only if such meeting was in the context of a potential settlement involving the Company's appointment of the VIEX Nominees as members of the Board.

On February 8, 2021, the Ad Hoc Committee met to discuss the qualifications and backgrounds of the VIEX Nominees, the composition of the Board, and the status of the Board's ongoing refreshment process. During the meeting, the Ad Hoc Committee reviewed background research that had been conducted on the VIEX Nominees and determined that additional information about the backgrounds and experiences of the VIEX Nominees would be necessary to determine their eligibility to serve as directors of the Company.

Later on February 8, 2021, the Company engaged the Independent Search Firm to assist the Company with its review of potential director candidates.

On February 9, 2021, the Board met to discuss, among other things, updates regarding the Company's recent interactions with VIEX.

On February 10, 2021, Mr. Dodez again invited Mr. Singer to interview with members of the Nominating and Corporate Governance Committee in order to permit the Nominating and Corporate Governance Committee to further evaluate Mr. Singer's candidacy for a position as a director of the Company. Mr. Dodez noted that the Nominating and Corporate Governance Committee, on which he and Mr. Trimble served, was responsible for reviewing director candidates and that such committee's charter required the Nominating and Corporate Governance Committee to evaluate candidates nominated by stockholders of the Company.

On February 12, 2021, the Nominating and Corporate Governance Committee met to discuss the composition of the Board, the Company's potential nominees for election to the Board at the annual meeting, and the status of the Board's ongoing refreshment process, including the search being conducted by the Independent Search Firm.

On February 22, 2021, Mr. Singer responded to Mr. Dodez's e-mail of February 10, 2021. Mr. Singer stated that he was willing to meet only with all of the Company's independent directors, subject to the execution of a nondisclosure agreement.

On February 24, 2021, Mr. Dodez e-mailed the VIEX Nominees separately to invite them to meet with members of the Nominating and Corporate Governance Committee. In his e-mail to Mr. Singer, Mr. Dodez noted that the Company did not believe that a nondisclosure agreement would be necessary to Mr. Singer's potential interview, indicating that the Company would neither share non-public information with Mr. Singer nor ask Mr. Singer for non-public information and that Mr. Singer would be under no obligation to answer any question with which he was uncomfortable. Mr. Singer did not respond to Mr. Dodez's e-mail. Mr. Mutch agreed to meet with Messrs. Dodez and Trimble on March 1, 2021.

On February 26, 2021, Mr. Bruun held a telephone call with Mr. Shaper to discuss the Company's business and operations.

On March 1, 2021, Messrs. Dodez and Trimble, in their capacities as members of the Nominating and Corporate Governance Committee, met with Mr. Mutch by videoconference to discuss his candidacy for a position as a member of the Board.

On March 2, 2021, the Ad Hoc Committee met to discuss the meeting that Messrs. Dodez and Trimble held with Mr. Mutch. Mr. Trimble participated in the meeting at the invitation of the Ad Hoc Committee. The Ad Hoc Committee further considered the qualifications, skills, and experience of Mr. Mutch in light of his meeting with Messrs. Dodez and Trimble, and determined that the Independent Search Firm should conduct a further review of Mr. Mutch's candidacy. The Ad Hoc Committee also considered potential options to obtain certain information necessary to assess the candidacies of the VIEX Nominees, including options available to the Company pursuant to the By-laws to request information from the VIEX

KVH Industries, Inc. 2021 Proxy Statement    13

BACKGROUND OF THE SOLICITATION

Nominees to address concerns identified by the Ad Hoc Committee in connection with its background research on the VIEX Nominees.

On March 3, 2021, the Nominating and Corporate Governance Committee met with the Independent Search Firm to discuss the status of the Company's ongoing Board refreshment process, including whether candidates with qualifications, backgrounds, and experiences that fit the profile developed by the Nominating and Corporate Governance Committee in light of the current composition of the Board had been identified. The Nominating and Corporate Governance Committee also discussed the meeting that Messrs. Dodez and Trimble held with Mr. Mutch, including the qualifications, skills, and experience of Mr. Mutch. At the conclusion of the meeting, the Nominating and Corporate Governance Committee directed the Independent Search Firm to conduct a further review of Mr. Mutch's candidacy to serve as a member of the Board.

On March 4, 2021, VIEX issued a press release announcing the Nomination Notice. The press release indicated, among other things, that VIEX owned 3.4% of the Company's outstanding shares of common stock, a decrease in VIEX's ownership position relative to what was disclosed to the Company in the Nomination Notice.

On March 5, 2021, the Company, pursuant to the By-laws, sent VIEX a letter (the "Supplemental Request Letter") requesting that the VIEX Nominees provide additional information regarding the eligibility of the VIEX Nominees to serve as members of the Board (the "Eligibility Information"). The Supplemental Request Letter sought additional context that the Board should consider when evaluating the Delaware Court of Chancery's opinion and findings in the PLX Case with respect to Mr. Singer's actions as a director at PLX, and certain other information intended to address questions and concerns identified by the Ad Hoc Committee through its background research on the VIEX Nominees, including information with respect to (i) any denials of D&O insurance coverage, or increased premiums in connection with such coverage, following any legal proceeding, including the PLX Case, (ii) any instances where another board of directors asked any of the VIEX Nominees to resign from the board or refused to re-nominate such individual, (iii) communications or understandings between the VIEX Nominees and Vintage Capital related to the Company or the Board, (iv) whether the VIEX Nominees had received consents from the other public company boards on which they served to serve as a director of the Company, and (v) how each VIEX Nominee intended to manage the responsibilities of serving on multiple public company boards, in addition to the responsibilities of their principal occupations, including in light of the fact that, at the time of the Supplemental Request Letter, Mr. Singer was seeking election at Velodyne Lidar, Inc., both VIEX Nominees were seeking election at Leaf Group Ltd., and both of the VIEX Nominees were already serving on two public company boards. The Supplemental Request Letter requested that the VIEX Nominees provide the Eligibility Information to the Company within five business days.

On March 8, 2021, the Ad Hoc Committee held a meeting to discuss the status of the Company's ongoing Board refreshment process, Mr. Mutch's background and research that had been conducted with respect to his service on public company boards, and the Supplemental Request Letter.

On March 12, 2021, a representative of Olshan Frome Wolosky LLP ("Olshan"), counsel to VIEX, sent representatives of Kirkland & Ellis LLP ("Kirkland"), counsel to the Company, a letter indicating that the VIEX Nominees would respond to any reasonable requests required to be disclosed under the By-laws no later than March 26, 2021 (the "March 12 VIEX Letter"). The March 12 VIEX Letter did not include any of the Eligibility Information.

On March 15, 2021, the Ad Hoc Committee held a meeting to discuss the March 12 VIEX Letter and the status of the Company's ongoing Board refreshment process. With respect to the March 12 VIEX Letter, the Ad Hoc Committee directed Kirkland to send Olshan a letter underscoring that failure to respond to the Supplemental Request Letter on a timely, complete, and accurate basis may constitute failure to comply with the advance notice requirements for director nominations as set forth in the By-laws (the "March 16 Company Letter").

Also on March 15, 2021, Mr. Bruun held a telephone call with Mr. Shaper to discuss the Company's business and operations.

On March 16, 2021, Kirkland sent Olshan the March 16 Company Letter.

On March 22, 2021, the Ad Hoc Committee held a meeting to discuss the status of the Company's ongoing Board refreshment process, the Company's potential slate of director nominees for election to the Board at the annual meeting, the proposed timing for announcing the Company's new director nominees and filing the Company's preliminary proxy statement with the SEC, and the fact that the Company had not yet received a response to the March 16 Company Letter.

14    KVH Industries, Inc. 2021 Proxy Statement

BACKGROUND OF THE SOLICITATION

On March 25, 2021, the Nominating and Corporate Governance Committee held a meeting to discuss the composition of the Board, the Company's potential nominees for election to the Board at the annual meeting, and the status of the Board's ongoing refreshment process, including the search being conducted by the Independent Search Firm.

On March 26, 2021, Mr. Singer sent a letter to the independent members of the Board (the "March 26 VIEX Letter"). Mr. Singer stated that VIEX believed that the Company's requests for the Eligibility Information in the Supplemental Request Letter were unreasonable. In addition, Mr. Singer stated that VIEX did not believe that the By-laws required the VIEX Nominees to respond to the questions set forth in the Supplemental Request Letter.

On April 5, 2021, the Ad Hoc Committee met to discuss the Company's potential slate of director nominees for election to the Board at the annual meeting and the March 26 VIEX Letter. The Ad Hoc Committee also discussed the possibility of reaching a settlement with VIEX.

On April 9, 2021, Mr. Shaper called Mr. Bruun to discuss the Company's business and operations, including Mr. Shaper's interest in facilitating the Company's entry into the energy sector. Neither during this conversation, nor in any prior conversation with representatives of the Company, did Mr. Shaper indicate that he intended to work with VIEX or be a participant in VIEX's solicitation of proxies for use at the annual meeting.

Also on April 9, 2021, VIEX filed the VIEX Preliminary Proxy Statement.

On April 12, 2021, VIEX filed a Schedule 13D with the SEC, reporting beneficial ownership of approximately 5.3% of the common stock (the "VIEX Schedule 13D").

Later on April 12, 2021, the Ad Hoc Committee held a meeting to discuss the VIEX Preliminary Proxy Statement, the VIEX Schedule 13D, and the status of the Company's ongoing Board refreshment process, including the background and experiences of certain potential nominees for election to the Board at the annual meeting. In addition, the Ad Hoc Committee discussed the terms on which the Company might be willing to settle with VIEX.

On April 19, 2021, VIEX filed an amendment to the VIEX Schedule 13D, disclosing that Bradley L. Radoff and Mr. Shaper had joined VIEX's "group," within the meaning of Section 13(d)(3) of the Exchange Act, for the purpose of seeking the election of the VIEX Nominees to the Board at the annual meeting.

Also on April 19, 2021, the Ad Hoc Committee met to discuss the amendment to the VIEX Schedule 13D filed earlier the same day. The Ad Hoc Committee also discussed the backgrounds and experiences of certain potential nominees for election to the Board at the annual meeting.

On April 29, 2021, the Nominating and Corporate Governance Committee concluded its nearly three-month search process during which it worked with the Independent Search Firm to identify, evaluate and interview director candidates that met criteria developed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determined that it would recommend Ms. Dolecki and Ms. Hernandez for nomination to the Board. Ms. Dolecki and Ms. Hernandez were both identified by the Independent Search Firm.

On the same day, the Board held a meeting to discuss the candidacies of Ms. Dolecki and Ms. Hernandez, the annual meeting, and matters related to VIEX. At the meeting, the Board determined that it was in the best interests of the Company and its stockholders for Ms. Dolecki and Ms. Hernandez to serve as the Company's nominees for election to the Board at the annual meeting. In addition, the Board directed representatives of Kirkland to reengage with Olshan regarding the Supplemental Request Letter and to discuss a possible settlement between the Company and VIEX. The Board also concluded that, because the VIEX Nominees failed to provide the Eligiblity Information as required by the By-laws, the VIEX Nominees would not be eligible to stand for election at the annual meeting and, pursuant to the By-laws, the person presiding at the annual meeting should disregard any attempted nomination of the VIEX Nominees.

On April 30, 2021, Mr. Shaper contacted Mr. Kits van Heyningen requesting a meeting. Later that day Mr. Kits van Heyningen held a telephone call with Mr. Shaper to discuss his involvement with the VIEX "group" and his interest in working with the Company. Among other things, Mr. Shaper indicated that he had only spoken with Mr. Singer once and that he had never spoken with Mr. Mutch.

Later on April 30, 2021, a representative of Kirkland called a representative of Olshan to discuss the VIEX Nominees' failure to provide the Eligibility Information, the Board's determination that the VIEX Nominees were not eligible to stand for election to the Board at the annual meeting, and a potential settlement between the Company and VIEX. As part of its settlement proposal, the Company offered, among other things, to engage Mr. Shaper as a consultant, and invited VIEX to cooperate in the announcement of the Company's nominations of Ms. Dolecki and Ms. Hernandez. As part of its offer, the Company

KVH Industries, Inc. 2021 Proxy Statement    15

BACKGROUND OF THE SOLICITATION

also proposed that Mr. Honey stand for re-election at the annual meeting. The Company did not propose that VIEX be subject to any standstill, voting or other restrictions.

Later on April 30, 2021, in response, VIEX proposed, among other things, that Mr. Shaper join the Board and be part of a newly formed committee of the Board focused on improving financial performance, subject to a one-year standstill agreement. In its proposal, VIEX also insisted that Mr. Honey not stand for re-election.

On May 1, 2021, the Company responded to VIEX's counterproposal. The Company became aware of news reports citing statements from a federal bankruptcy judge in connection with bankruptcy proceedings concerning Speedcast International indicating, among other things, that evidence had been presented that Mr. Shaper had breached his fiduciary duties by refusing to give equal treatment to offers for the debtors that were not for Mr. Shaper's personal benefit. In light of this information, the Company indicated to VIEX that it would not be comfortable adding Mr. Shaper to the Board in a fiduciary capacity. However, the Company indicated in its counterproposal that it would remain willing to engage Mr. Shaper as a consultant, that Mr. Honey would stand for re-election to the Board at the annual meeting but would agree not to serve another term, and that this framework would not require any standstill obligations from VIEX. The Company further indicated that, in light of the fiduciary duty issues that came to light with respect to both Mr. Singer and Mr. Shaper, the Company was not open to adding Mr. Mutch or other individuals suggested by VIEX. VIEX represented to the Company that it was not aware of the foregoing issues with respect to Mr. Shaper.

Later on May 1, 2021, VIEX responded by reverting to its original proposal, except that instead of Mr. Shaper joining the Board, VIEX proposed that Mr. Radoff join the Board. VIEX acknowledged that Mr. Radoff did not have industry experience but indicated that his qualifications included his ownership of shares of the Company's common stock, membership in the VIEX group, and public company board experience.

On May 2, 2021, the Board met to discuss the settlement discussions that occurred on April 30, 2021 and May 1, 2021 and potential approaches to reach a negotiated resolution that would benefit the Company's stockholders. At the Board's direction, the Company made a further proposal to VIEX, pursuant to which, among other things, Mr. Honey would not be re-nominated at the annual meeting, Mr. Shaper would be retained as a consultant to the Company's CEO and to the Board and would be invited to present to the Board on strategic and financial issues, and VIEX would be invited to join in the Company's press release announcing the nominations of Ms. Dolecki and Ms. Hernandez. As part of this proposal, the Company rejected the proposal to add Mr. Radoff to the Board.

Later on May 2, 2021, VIEX rejected the Company's proposal and again reiterated its proposal that Mr. Radoff join the Board. The Company again rejected VIEX's proposal to add Mr. Radoff to the Board. In a final attempt to reach resolution with VIEX, the Company proposed that, in addition to its prior proposal, the Board would agree to form a committee focused on improving financial performance that would itself retain Mr. Shaper as a consultant. Later in the evening of May 2, 2021, VIEX rejected the Company's final offer.

Throughout the settlement discussions between April 30, 2021 and May 2, 2021, the representative of Kirkland indicated to the representative of Olshan that VIEX's continued failure to provide the Eligibility Information did not comply with the By-laws and that the Board had accordingly resolved, pursuant to the By-laws, to disregard any attempted nomination of the VIEX Nominees at the annual meeting.

On May 3, 2021, the Company filed a preliminary proxy statement.

On May 4, 2021, Olshan sent Kirkland a letter disputing the Board's invalidation of the Nomination Notice for VIEX's failure to comply with the By-laws (the "May 4 VIEX Letter"). The May 4 VIEX Letter also indicated, among other things, that VIEX intended to continue its solicitation in favor of the election of the VIEX Nominees.

On May 6, 2021, VIEX filed an amendment to the VIEX Schedule 13D that, among other things, disclosed that on May 4, 2021, Potomac Capital, Potomac Capital GP, Potomac Capital Management and Paul Solit (collectively, "Potomac") joined the VIEX group. On the same date, VIEX filed a revised preliminary proxy statement disclosing, among other things, that Potomac purchased and sold shares of the Company's common stock between September 2019 and June 2020, and then began accumulating shares of the Company's common stock between September 2020 and April 2021. As VIEX disclosed in the Nomination Notice, Mr. Singer served as co-managing member of Potomac from March 2012 until September 2014 and served as an advisor to Potomac from May 2009 until September 2014. In the PLX Case, the Delaware Court of Chancery found that an affiliate of Potomac aided and abetted breaches of fiduciary duties by the directors of PLX.

16    KVH Industries, Inc. 2021 Proxy Statement

BACKGROUND OF THE SOLICITATION

On May 6, 2021, Kirkland sent Olshan a letter highlighting the correspondence between the Company, VIEX, and their respective advisors over the course of the preceding two months regarding the Eligibility Information and the consequences of VIEX's failure to comply with the By-laws (the "May 6 Letter"). The May 6 Letter also outlined the legal basis for the Board's invalidation of the Nomination Notice for VIEX's failure to comply with the By-laws. Kirkland further explained that the Company continued to believe that the Board and the Company's stockholders were entitled to the Eligibility Information, that the Board takes its fiduciary duties seriously, and that the Board was determined to protect the stockholder franchise and, as a result, the Company had decided to reduce the number of information requests in the Supplemental Request Letter to three questions (collectively, the "Revised Eligibility Information"). The Company requested that the VIEX Nominees provide the Revised Eligibility Information by May 10, 2021, noting that, if the VIEX Nominees complied with such information requests, the Board would declare the VIEX Nominees eligible to stand for election at the annual meeting.

On May 10, 2021, Kirkland received a letter from Olshan containing responses to the Revised Eligibility Requests (the "May 10 Letter").

On May 11, 2021, the Board held a meeting to discuss matters related to the annual meeting and VIEX. Among other things, the Board discussed the May 10 Letter. The Board determined that, having received the responses to the Revised Eligibility Requests, it would declare the VIEX nominees eligible to stand for election at the annual meeting and instruct the person presiding at the annual meeting to permit the VIEX Nominees to stand for election.

KVH Industries, Inc. 2021 Proxy Statement    17

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 concerns the election of two Class I directors for a three-year term.

Our Board of Directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of our Class I directors, Mark S. Ain and Stanley K. Honey, is expiring.

Our Board has nominated Cielo Hernandez and Cathy-Ann Martine-Dolecki to serve as Class I directors for a three-year term expiring in 2024. Each of our nominees has provided a consent permitting us to name such nominee in this proxy statement and stating that such nominee consents to serve if elected as a director.

VIEX has notified us of its intent to nominate two individuals for election to the Board of Directors at the annual meeting. Our Board recommends that you vote FOR ALL of the Board's nominees at the annual meeting on the BLUE voting instruction form or BLUE proxy card. Our Board urges you NOT to sign or return any white voting instruction form or white proxy card that may be sent to you by VIEX.

Only the latest validly executed voting instruction form or proxy card that you submit will be counted. Voting to withhold on VIEX's nominees on a white voting instruction form or white proxy card is NOT the same as voting for the

Board's nominees on the BLUE voting instruction form or BLUE proxy card because withholding on VIEX's nominees on the white voting instruction form or white proxy card will revoke any previous voting instruction form or proxy card submitted by you, even if you previously voted for the Board's nominees. If you have previously submitted a white voting instruction form or white proxy card, we urge you to revoke that voting instruction form or proxy card and vote FOR ALL of the Board's nominees by completing, dating, signing and returning the enclosed BLUE voting instruction form or BLUE proxy card.

The following material contains information concerning our Board's nominees, including their period of service as a director (if any), their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the annual meeting. In addition to the information set forth below, Appendix A sets forth information relating to our nominees, directors, and certain of our officers and employees who are considered "participants" in our solicitation under applicable SEC rules by reason of their position as directors of KVH, as nominees for directors, or because they may be soliciting proxies on our behalf. For information regarding the beneficial ownership and other interests in the solicitation of our directors, director nominees and certain other persons, see "Security Ownership of Certain Beneficial Owners and Management."

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

Cielo Hernandez
Age: 45
Director Nominee

Cielo Hernandez has been nominated to serve as one of our directors. Since April 19, 2021, Ms. Hernandez has served as Chief Financial Officer of XL Fleet Corp. (NYSE: XL), a leading provider of fleet electrification solutions for commercial vehicles in North America. Previously, Ms. Hernandez served as Senior Vice President and Chief Financial Officer of South Jersey Industries, Inc., a publicly traded energy services company, from January 2019 to July 2020, where she continued to serve as a Senior Vice President until October 2020. From February 2015 to December 2018, Ms. Hernandez served as Vice President and Regional Chief Financial Officer of Maersk Line, North America, a division of A.P. Moller-Maersk Group, a global container logistics company. From November 2013 to January 2015, she served as Vice President and Regional Chief Financial Officer, Latin America of APM Terminals, a division of A.P. Moller-Maersk that operates a global network of ports. From 2004 to 2013, Ms. Hernandez held various positions in finance and administration at Amcor plc, a global packaging solutions company, including most recently Regional Chief Financial Officer, Central America and Caribbean from 2012 to 2013. Ms. Hernandez received a Bachelor of Business Administration in Accounting from the Universidad Santiago de Cali (Colombia) and a Master of Business Administration with specialization in International Business from the University of Miami. She is a CPA and holds a Certification in Human Resources Talent Management from Universidad Santiago de Cali, Colombia as well as Certifications in Executive Leadership and High-Performance Leadership from Cornell University, and Strategic Leadership and Improving the Business from IMD University Switzerland. Ms. Hernandez is also a Board member of Rowan University Foundation. Our Nominating and Corporate Governance Committee determined that Ms. Hernandez should be nominated as a director because of her more than 25 years of experience as a finance professional and her proven track record of leading global teams for technology-driven publicly traded and private companies, including in the Company's core commercial maritime industry. Ms. Hernandez has a strong background in finance, accounting, operations, procurement and information systems.

Cathy-Ann Martine-Dolecki
Age: 62
Director Nominee

Cathy-Ann Martine-Dolecki has been nominated to serve as one of our directors. Ms. Martine-Dolecki recently left retirement to join Tristar Acquisition I Corp., a special purpose acquisition company, as Chief Operating Officer. In 2017, Ms. Martine-Dolecki retired after a 37-year career with AT&T, where she most recently served as President of National Business Services from 2016 to 2017. Previously, she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions from 2013 to 2016, as Executive Vice President, Small Business Solutions and Alternate Channels at AT&T from 2008 to 2013 and in a variety of other leadership roles before that. From November 2020 to December 2020, Ms. Martine-Dolecki was a board member at TESSCO Technologies Incorporated, a publicly traded technology distributor and manufacturer serving the wireless infrastructure and mobile device accessories markets. Ms. Martine-Dolecki also served as a board member of Legal Shield, a provider of consumer legal services, from January 2013 to May 2018. She currently serves on the Americas Executive Board of the Massachusetts Institute of Technology Sloan School of Management. Ms. Martine-Dolecki received a Master of Science in Management from the Massachusetts Institute of Technology, a Master of Business Administration from New York University and a Bachelor of Arts in Economics from the College of Mount Saint Vincent. Our Nominating and Corporate Governance Committee determined that Ms. Martine-Dolecki should be nominated to serve as a director because of her more than 40 years of experience in global telecommunications combined with her various executive leadership roles and management experience in the mobile connectivity market.

Proxies will not be voted at the annual meeting for more than two candidates.

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PROPOSAL 1 – ELECTION OF DIRECTORS

If VIEX properly nominates one or more candidates for election as directors in accordance with our By-laws, the two Class I directors will be elected to three-year terms by a plurality of the votes properly cast at the annual meeting. In that case, the two nominees for director receiving the highest number of votes will be elected as directors.

Our Board unanimously recommends that you vote FOR ALLof the nominees recommended by our Board.

20    KVH Industries, Inc. 2021 Proxy Statement

PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2 concerns an advisory vote on our executive compensation program.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve the compensation of our named executive officers at least once every three years. This proposal is commonly referred to as a "say on pay" proposal.

At our 2017 annual meeting of stockholders, our stockholders voted in favor of holding future "say on pay" votes every year, as recommended by our Board of Directors. At the 2020 annual meeting, approximately 86% of the votes cast on the non-binding proposal to approve our executive compensation for 2019 were voted in favor of approval.

As set forth in more detail in the executive compensation tables and the accompanying narrative disclosure elsewhere in this proxy statement, we have designed our executive compensation program to provide an appropriate mix of fixed and variable pay to balance our need for executive retention and recruitment of talent with rewards for achieving short-term operational goals and driving long-term stockholder value. Our 2020 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2020, and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock and align their interests with those of our stockholders. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to increase stockholder value.

Highlights of our executive compensation program include the following:

•
Base Salary.        Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. With the assistance of Radford Surveys and Consulting, an Aon Consulting Company ("Radford"), the Compensation

  Committee reviewed the base salaries of our named executive officers against those of a peer group of companies and other survey data. We refer to the peer group data and the survey data collectively as the survey data. The Compensation Committee believes that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary. For 2020, the Compensation Committee concluded that the base salaries of our named executive officers approximated the median for their respective positions, falling on average at 3% above the 50th percentile of the survey data. The Compensation Committee determined that a 3% cost-of-living increase was appropriate for the base salaries of our Chief Operating Officer and Chief Technology Officer and that no adjustment to the Chief Executive Officer's base salary was warranted. Under the Cost-Savings Plan ratified and approved by the Compensation Committee in May 2020 to address the potential adverse impact of the COVID-19 pandemic, the base salaries of our named executive officers were reduced by 15% for the Chief Executive Officer and 10% for our other named executive officers from May 11, 2020 until September 25, 2020.

•
Annual Cash-based Incentive Compensation.        In 2020, we utilized a cash-based incentive compensation plan that tied executive pay to the achievement of our annual corporate and business unit performance goals and certain individual performance goals. This incentive program was intended to award compensation based on the degree to which our actual financial results met the corporate and business unit financial goals of our internal business plan and the degree to which the executives met their individual performance goals. Each executive's target amount of incentive compensation for 2020 represented the same percentage of base salary for 2020 as for 2019. For 2020, the target incentive compensation (as a percentage of base salary) selected for the named executive officers averaged 5% below the median of our survey data.

  For 2020, the Compensation Committee approved a formula for calculating the cash-based incentive compensation of our named executive officers, under which 25% of their target incentive compensation was based on the degree of achievement of our mobile connectivity performance goals, 25% was based on the degree of achievement of our inertial navigation performance goals, 25% was based on the degree of achievement of our corporate performance goals and 25% was based on the degree of achievement

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PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

  of individual performance goals. Under the Cost-Savings Plan ratified and approved by the Compensation Committee in May 2020 to address the potential adverse impact of the COVID-19 pandemic, the portion of each named executive officer's target incentive compensation attributable to individual performance during 2020 under the 2020 incentive compensation plan was reduced by 30% from May 11, 2020 until September 25, 2020.

  The Compensation Committee gave equal weight in the formula to performance at the corporate level and at each business unit level because it wished to align the interests of the named executive officers with strong performance at all levels, to promote accountability for budgeted targets and to promote cooperation across the company.

The corporate performance portion of the incentive compensation was based on the degree of achievement of our goals for revenue and earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expenses and any one-time charges approved by the Compensation Committee, or adjusted EBITDA. The business unit performance portions of the incentive compensation were each based on the degree of achievement of our goals for the relevant business unit's revenue and business unit profit, which was defined as business unit revenue less cost of goods sold and direct operating expenses attributable to the operation of that business unit, but without deductions for depreciation, amortization, acquisition-related expenses, equity-based compensation expenses, or any one-time charges approved by the Compensation Committee, and without any allocation for corporate engineering, marketing or administrative costs. The Compensation Committee selected revenue, adjusted EBITDA and business unit profit as performance measures because it believed that they measure how well or poorly we performed from a financial standpoint.

In March 2021, after reviewing our overall financial performance for 2020, the Compensation Committee determined not to make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance or business unit performance. The Compensation Committee determined that each of the named executive officers achieved 100% of their individual target performance incentive compensation goals for 2020, a portion of which was was reduced by the Compensation Committee under the Cost-Savings Plan described above by 30% for the period of time that the COVID-19 related base salary reductions were in place (i.e., from May 11, 2020 to September 25, 2020), resulting in a net payout of 87% of each named executive officer's target bonus attributable to achievement of individual performance goals.

The Compensation Committee purposely establishes corporate and business unit performance goals that are difficult to achieve in order to incent superior performance. In the past four years, we have not awarded any incentive compensation to any of our named executive officers with respect to our corporate or business unit performance goals, excluding certain non-refundable prepayments made in 2019.

•
Long-Term Equity Incentives.        Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2020 consisted of both options and restricted stock awards, with four-year vesting periods designed to support the retention of our named executive officers and to encourage the executives to focus on the long-term performance of our stock price. Consistent with prior years, the Compensation Committee decided to grant a mix of restricted stock and option awards in order to balance the benefit of restricted stock awards, which offer greater executive retention while aligning the executive's compensation with stockholder interests, with the benefit of option awards, which more closely align the interests of our executives with the interests of our stockholders because options generate cash value only with stock price appreciation,. The Compensation Committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to the named executive officers in 2020 ranged from approximately 62% to 79% of the survey data median for their respective positions.

•
Pay Practices.        We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases.

•
Consultant Independence.        Our Compensation Committee's independent consultant is retained directly by the Compensation Committee, provides no other services to us, and has provided the Committee with a written attestation of its independence from management.

Stockholders are being asked to vote on the following resolution:

RESOLVED: That the stockholders of KVH Industries, Inc. hereby approve, on an advisory basis, the compensation of

KVH Industries, Inc. 2021 Proxy Statement    21

PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

the corporation's named executive officers, as described in the executive compensation tables and the accompanying narrative disclosure set forth in the corporation's proxy statement for the annual meeting of stockholders.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

We currently intend to submit a say-on-pay vote to our shareholders annually, consistent with the results of the advisory vote on frequency approved by shareholders at the 2017 annual meeting of shareholders. As a result, the next say-on-pay proposal that will be submitted to a shareholder vote will be at the 2022 annual meeting of shareholders.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers, as described in the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

22    KVH Industries, Inc. 2021 Proxy Statement

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.

In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2021 and, with the endorsement of the Board of Directors, recommends that stockholders ratify such appointment.

Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will participate in the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.

KVH Industries, Inc. 2021 Proxy Statement    23

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen and Siobhan Kits van Heyningen, our senior product manager of airtime customer experience, is the daughter-in-law of Mr. Martin A. Kits van Heyningen.

Information regarding Cielo Hernandez and Cathy-Ann Martine-Dolecki, our nominees to serve as Class I directors, is presented above under the heading "Proposal 1 – Election of Directors." Our other directors and executive officers are identified below.

The Board is comprised of directors with an effective and diverse mix of backgrounds, knowledge, and skills that the Board considers relevant and beneficial in fulfilling its oversight role. The chart below provides a summary of the collective competencies of the Class II and Class III directors and the Board's director nominees.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors serving a term expiring at the 2022 annual meeting (Class II directors):

Martin A. Kits van Heyningen
Age: 62
President
➤ Chief Executive Officer
➤ Chairman of the Board of Directors

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued twelve patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 34 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

Charles R. Trimble
Age: 79
Director
Committee Membership:
➤ Audit Committee Member
➤ Compensation Committee Member
➤ Nominating and Corporate Governance Committee Member

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard's Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 22 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

KVH Industries, Inc. 2021 Proxy Statement    25

DIRECTORS AND EXECUTIVE OFFICERS

Robert E. Tavares
Age: 59
Director

Robert E. Tavares has served as one of our directors since April 2020. From March 2015 until September 2019, he served as Chief Executive Officer, President and member of the Board of the then-public wireless technology company, API Technologies. Prior to joining API, Mr. Tavares served as President of Crane Electronics Inc., a provider of microelectronic-based solutions for power and microwave applications to the defense, commercial aerospace, and medical markets, from March 2012 to February 2015, President of US Operations at e2v aerospace & defense Inc., a leading supplier of technology solutions in RF power and semiconductors, from July 2011 to March 2012, and in various management roles at Tyco Electronics, M/A Com Division, from May 1985 to February 2010. Mr. Tavares holds a B.S. in Engineering from the University of Massachusetts, Dartmouth. Our Nominating and Corporate Governance Committee determined that Mr. Tavares should serve as a director because of his more than 30 years of experience in the commercial and defense applications technology industry combined with his executive leadership and management experience as Chief Executive Officer, President and Board member of API Technologies. Mr. Tavares was appointed as a director pursuant to the terms of a cooperation agreement we entered into in April 2020 with Vintage Capital Management, LLC and Kahn Capital Management, LLC.

Directors serving a term expiring at the 2023 annual meeting (Class III directors):

James S. Dodez
Age: 62
Director
Committee Membership:
➤ Audit Committee Member
➤ Nominating and Corporate Governance Committee Member

James S. Dodez has served as one of our directors since June 2017. In August 2020, Mr. Dodez became a member of the Nominating and Corporate Governance Committee and the Audit Committee. Mr. Dodez served as our Strategy Advisor from May 2015 to April 2017. He served as our Senior Vice President of Marketing and Strategic Planning from March 2013 to May 2015, our Vice President of Marketing and Strategic Planning from March 2007 to February 2013, our Vice President of Marketing from October 1998 to March 2007, our Vice President of Marketing and Reseller Sales from 1995 to October 1998 and our Marketing Director from 1986 to 1995. Before joining us, Mr. Dodez was the Marketing Director at Magratten Wooley, Inc., an advertising agency, where he managed KVH's account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University. Our Nominating and Corporate Governance Committee determined that Mr. Dodez should serve as a director because of his experience as a member of our Board of Directors combined with more than 30 years of industry experience and his knowledge of the strategic challenges faced by our company.

26    KVH Industries, Inc. 2021 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Danelle M. Barrett
Age: 53
Director

Danelle M. Barrett has served as one of our directors since June 2020. Since November 2020, Ms. Barrett has served as an independent director of Federal Home Loan Bank of New York and Protego Trust Company. Since February 2020, Ms. Barrett has served as a consultant for Deep Water Point, LLC. From March 2017 to October 2019, she served as the Cybersecurity Division Director and Deputy Chief Information Officer of the U.S. Navy, where she managed the U.S. Navy's worldwide cybersecurity strategy, policy and information technology architectures. From July 2015 to March 2017, she served as Director of Current Operations at the United States Cyber Command, where she led a global team providing direction for cyber offensive and defensive operations. From September 2013 to July 2015, Ms. Barrett served as Chief of Staff for the Navy Information Forces Command, a combat force for cyber, intelligence, telecommunications and other missions. From September 2011 to September 2013, she served as Commanding Officer of the Naval Computer and Telecommunications Area Master Station Atlantic, a Navy telecommunications station, and was responsible for 2,700 people in 15 organizations worldwide. Prior to that, she held other positions in the U.S. Navy from 1989 to 2011, including Senior Information Professional Detailer at the Naval Personnel Command from March 2010 to September 2011 and Assistant Chief of Staff for Communications and Combat Systems for Carrier Strike Group Two from November 2007 to March 2010. Ms. Barrett received a Bachelor of Arts in History from Boston University, a Master of Science in Management Information Systems from Syracuse University and Masters of Arts in National Security and Strategic Studies from the U.S. Naval War College, Human Resource Development from Webster University and Management from Webster University. She has published 36 articles. Our Nominating and Corporate Governance Committee determined that Ms. Barrett should be nominated to serve as a director because of her more than 30 years of experience in global telecommunications operations, cybersecurity strategy, policy, and information technology architectures, which, coupled with her military background, offers unique and comprehensive insight to meet the strategic goals of both business units of our company.

Our executive officers who are not also directors are listed below:

Roger A. Kuebel
Age: 59
Chief Financial Officer

Roger A. Kuebel has served as our chief financial officer since March 2021. From February 2014 to July 2020, Mr. Kuebel served as chief financial officer of Seaborn Networks Holdings, LLC, a developer and operator of a subsea fiber optic telecommunications network. In December 2019, Seaborn Networks caused two of its affiliated entities (Seabras 1 Bermuda Ltd. and Seabras 1 USA, LLC) to file a voluntary petition for reorganization under the United States Bankruptcy Code in connection with a financial restructuring of those two entities. From February 2009 until January 2014, Mr. Kuebel was Treasurer at Aspen Technology, Inc., a publicly traded supplier of process optimization software to the petro-chemical industry. Before joining Aspen Technology, Mr. Kuebel served as Treasurer of Global Crossing Ltd., a publicly traded telecommunications company, from 2004 to 2007, Assistant Treasurer and then Treasurer for Genuity Inc., an internet infrastructure services company, from 2000 to 2003, several positions of increasing responsibility within the Treasury function at GTE Corporation, an international telecommunications company from 1994 to 2000 and Manager of Financial Analysis for International Paper Company from 1993 to 1994. Mr. Kuebel began his finance career at Stern Stewart & Company, a boutique corporate finance consulting firm, where he served as a financial consultant from 1989 to 1993. Mr. Kuebel holds a B.S. in Management from Pennsylvania State University and a M.B.A. from the University of Chicago.

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DIRECTORS AND EXECUTIVE OFFICERS

Brent C. Bruun
Age: 55
Chief Operating Officer

Brent C. Bruun has served as our chief operating officer with direct responsibility for our corporate development and mobile communication products and services for marine and land markets since July 2016 and direct responsibility for inertial navigation products since November 2018. Mr. Bruun also served as our interim chief financial officer from November 2020 to March 2021. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom's Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

Daniel R. Conway
Age: 67
Executive Vice President, Inertial Navigation

Daniel R. Conway has served as our executive vice president of inertial navigation (formerly guidance and stabilization) since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

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DIRECTORS AND EXECUTIVE OFFICERS

Mark Woodhead
Age: 50
Executive Vice President, Mobile Connectivity

Mark Woodhead has served as our executive vice president, mobile connectivity since November 2018. From March 2017 to November 2018, he served as our senior vice president, EMEA, overseeing sales activities in Europe, the Middle East and Africa for our mobile connectivity business. In these positions, Mr. Woodhead also had global responsibility for KVH Videotel, our former maritime training business. Mr. Woodhead previously served as our senior vice president for training and content, having joined KVH through our acquisition of Headland Media, Ltd. in May 2013. Prior to the acquisition, Mr. Woodhead served as managing director of Headland Media, Ltd., a UK-based company that provided television shows, premium movies, sports, news channels, and music for exhibition in commercial locations, including ships at sea. Mr. Woodhead has a strong background in sales, having focused primarily on content licensing and syndication since earning a B.Sc. in politics and economics from the University of Newcastle-upon-Tyne in 1993. After more than 8 years with the company, Mr. Woodhead has announced his intent to resign from his position, effective June 30, 2021, to pursue other opportunities.

Elizabeth Jackson
Age: 50
Executive Vice President of Strategy & Chief Marketing Officer

Elizabeth Jackson has served as our executive vice president of strategy and chief marketing officer since March 2021. Previously, she served as our senior vice president of strategy and chief marketing officer since November 2017. Before joining us, from March 2015 to November 2017, she held the position of chief marketing officer at DOTS Technology Corp., a company building a novel protein detection platform for consumer and industrial use. Ms. Jackson held chief marketing officer positions from February 2014 to March 2015 at HookLogic, Inc., an advertising technology performance marketing company, and from May 2011 to December 2013 at Summer Infant Inc., a publicly traded durable goods company. From 2007 to 2010, she was a consultant for Playtex Baby, a baby products division of Playtex Products Inc. Ms. Jackson has a B.A. from Princeton University and an M.B.A. from INSEAD in France.

Robert J. Balog
Age: 57
Chief Technology Officer

Robert J. Balog has served as our chief technology officer since January 2019. Previously, he served as our senior vice president, engineering from October 2008 to January 2019 and vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association. Mr. Balog is the recipient of 14 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

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DIRECTORS AND EXECUTIVE OFFICERS

Felise B. Feingold
Age: 51
Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary

Felise B. Feingold has served as our senior vice president since June 2019, vice president, general counsel and secretary since August 2007, our compliance officer since December 2017 and our chief data privacy officer since August 2018. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

Jennifer L. Baker
Age: 43
Vice President, Chief Accounting Officer

Jennifer L. Baker has served as our chief accounting officer and corporate controller since September 2016, becoming our principal accounting officer in May 2017 and vice president in January 2019. Previously, from November 2014 to September 2016, she served as our corporate controller. From October 2013 to November 2014, she served as our assistant controller. From December 2012 to September 2013, Ms. Baker served as director of corporate accounting and SEC reporting at Lionbridge Technologies, Inc., then a publicly traded provider of professional translation and localization services. From December 2010 to December 2012, Ms. Baker served as senior manager at The Corporate Finance Group, Inc., a financial consulting firm providing advisory services on a variety of complex accounting, reporting, and tax issues. Her other experience includes over nine years at KPMG LLP, leaving the firm as an audit senior manager. Ms. Baker is a certified public accountant and holds a B.S. in accounting and masters of accountancy from the Pamplin College of Business at Virginia Polytechnic Institute and State University.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Our executive compensation program provides a mix of fixed and variable pay to balance executive retention with rewards for achieving short-term operational performance goals and creating long-term stockholder value and encouraging executive retention. Our 2020 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2020 and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock.

2020 Performance Highlights

Like many businesses around the world, we faced challenges related to the pandemic in 2020, but thanks to the extraordinary efforts and commitment of our employees, we were able to deliver for our customers and stockholders and make progress on several strategic initiatives. Set forth below is a list of some of our notable accomplishments in 2020:

•
Revenue increased to $158.7 million in 2020 from $157.9 million in 2019.

•
Net loss from continuing operations in the fourth quarter of 2020 increased to a net loss of $11.6 million from a net loss of $2.9 million in the fourth quarter of 2019.

•
Non-GAAP adjusted EBITDA from continuing operations in the fourth quarter increased to $3.5 million, compared to $0.7 million in the fourth quarter of 2019. For a reconciliation of our non-GAAP adjusted EBITDA from continuing operations to our net loss from continuing operations, as well as other information about this non-GAAP financial measure, please see the section entitled "Non-GAAP Financial Information."

•
Consolidated gross profit margin in the fourth quarter increased to 38.7% from 37.4% in the fourth quarter of last year.

•
We made important progress in both business segments. In our Mobile Connectivity segment, we continued to show growth in our subscription-based AgilePlans service, which is a key driver of segment revenue. Our Inertial Navigation segment benefitted from healthy demand for our TACNAV products. Increased product revenue combined with cost containment measures contributed to segment operating margin of 12.2% for 2020, compared to 8.3% in 2019.

•
We preserved our liquidity by making temporary expense reductions and through savings from pandemic-related restrictions, resulting in net cash used in operations of just $0.2 million in the fourth quarter, compared to $1.9 million for the fourth quarter of 2019.

•
We commercialized our photonic integrated chip technology (PIC) for use across our FOG products, enabling us to provide a broader range of FOG performance for different applications, including autonomous vehicles.

•
We continued to transition customers to our new, higher-efficiency HTS network. This network now serves the majority of our subscriber base, and we are seeking to migrate the remainder of our legacy customers to this new network by the end of 2021.

•
We announced a number of new partners for KVH Watch, our IoT Connectivity-as-a-Service solution, further developing our pipeline for future revenue opportunities.

Summary Compensation Table For 2020

The following table provides information concerning the compensation earned by our CEO and each of our two most highly compensated executive officers other than the CEO (collectively with the CEO, our "named executive officers") during 2020.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

In 2020, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 41% to 58%.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2020	502,725	1,000	529,773	326,623	102,815	21,393	1,484,329
President, Chief Executive Officer and	2019	522,833	118,638	446,516	328,739	—	20,382	1,437,108
Chairman of the Board of Directors
Brent C. Bruun	2020	401,539	1,000	154,499	154,431	54,013	22,834	788,316
Chief Operating Officer	2019	400,000	61,000	210,972	150,904	45,000	23,400	891,276
Robert J. Balog	2020	321,046	1,000	123,603	123,545	28,807	12,267	610,268
Chief Technology Officer	2019	320,000	33,000	152,780	120,723	30,400	14,400	671,303

(1)
For both 2020 and 2019, reflects $1,000 annual holiday bonuses earned and paid in 2020 and 2019, respectively. For 2019, also reflects non-refundable, pre-paid portions of non-equity incentive plan compensation for 2019 determined and paid in March 2019. For more information, see note (4) below.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 3, 2021.
(4)
For 2020, the table reflects amounts that were earned under our management incentive compensation plan for 2020 performance and that were determined and paid in March 2021. For 2019, the table reflects amounts that were earned under our management incentive compensation plan for 2019 performance that were determined and paid in March 2020. In addition, a portion of each executive's incentive compensation (representing 25% of the executive's original target incentive compensation amount) was pre-paid in March 2019. Because those amounts were not refundable, they are reported in the "Bonus" column rather than the "Non-Equity Incentive Plan Compensation" column.
(5)
Reflects the value of 401(k) matching contributions and automobile and housing allowances. Mr. Kits van Heyningen's automobile allowance was $15,360 and $12,852 for 2020 and 2019, respectively. Mr. Bruun's automobile and housing allowance was $15,000 for both 2020 and 2019. Mr. Balog's automobile allowance was $6,000 for both 2020 and 2019. Our named executive officers did not receive any other perquisites or personal benefits.

For information regarding the material terms of our management incentive compensation plan for 2020 and equity awards granted in 2020, see "Proposal 2 – Advisory Vote on Named Executive Officer Compensation – Annual Cash-Based Incentive Compensation" and "Long-Term Equity Incentives" beginning on page 21 and the table below entitled "Outstanding Equity Awards at December 31, 2020", including the footnotes.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2020

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2020.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Excisable (#)	Number of Securities Underlying Unexercised Options Unexcisable (#)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					3/30/2017	9,274	105,260
					6/6/2018	14,355	162,929
					6/5/2019	26,437	300,060
					8/2/2020	65,243	740,508
	88,383	29,460	7.85	3/30/2022
	42,842	42,840	11.30	6/6/2023
	27,051	81,151	9.33	6/5/2024
	—	113,462	8.12	8/2/2025
Brent C. Bruun					3/30/2017	4,051	45,979
					6/6/2018	6,201	70,381
					6/5/2019	12,135	137,732
					8/2/2020	19,027	215,956
	38,604	12,867	7.85	3/30/2022
	18,508	18,506	11.30	6/6/2023
	12,418	37,251	9.33	6/5/2024
	—	53,646	8.12	8/2/2025
Robert J. Balog					3/30/2017	3,189	36,195
					6/6/2018	4,956	56,251
					6/5/2019	9,708	110,186
					8/2/2020	15,222	172,770
	—	10,130	7.85	3/30/2022
	14,794	14,792	11.30	6/6/2023
	9,934	29,801	9.33	6/5/2024
	—	42,917	8.12	8/2/2025

(1)
Except for options granted in 2017 (which expire in 2022), options vest and become exercisable in equal installments on the first four anniversaries of the grant date. Options granted in 2017 (which expire in 2022) vest and become exercisable in four equal installments, the remaining dates of which are as follows for each of the following named executive officers: Mr. Kits van Heyningen: 3/4/2021; Mr. Bruun: 3/11/2021 and Mr. Balog: 3/13/2021.
(2)
Each option was granted five years before the option expiration date and has a five-year term.
(3)
Except as described below, restricted stock awards vest in equal installments on the first four anniversaries of the grant date. Restricted stock awards granted in 2017 vest in four equal installments, the remaining dates of which are as follows for each of the following named executive officers: Mr. Kits van Heyningen: 3/26/2021; Mr. Bruun: 3/19/2021; and Mr. Balog: 3/17/2021. The retention restricted stock awards granted in March 2019 to Mr. Kits van Heyningen in the amount of 11,108 shares; Mr. Bruun in the amount of 5,666 shares; and Mr. Balog in the amount of 3,022 shares, vested in four equal quarterly installments on 3/31/2019, 6/30/2019, 9/30/2019 and 12/31/2019.
(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $11.35, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020.

Director Compensation

Our director compensation program for 2020 was unchanged from 2019; however, as part of the Cost-Savings Plan approved by the Compensation Committee in May 2020, the Compensation Committee implemented a 15% reduction in the directors' annual fee beginning May 11, 2020, resulting in an effective full-year reduction of 9%. Our director compensation program is designed to provide a majority of the directors'

compensation in the form of equity awards and the remainder of the directors' compensation in cash in the form of annual retainers and meeting fees.

Under our director compensation program, each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of common stock. Each initial grant will vest

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

in four equal quarterly installments after the date of grant. In accordance with this policy, each of Mr. Tavares and Ms. Barrett, as newly elected non-employee directors in 2020, automatically received a restricted stock award of 10,000 shares of common stock effective on the date of his or her election, April 8, 2020 and June 10, 2020, respectively, the fair value of which was $91,700 and $90,100, respectively.

Our director compensation program also provides that, at the first meeting of the Board of Directors following the annual meeting of stockholders, continuing non-employee directors automatically receive a restricted stock award of 5,000 shares of common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Dodez, Honey and Trimble received a restricted stock award of 5,000 shares of common stock effective August 4, 2020, the fair value of which was $40,850 on the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Dodez, Honey and Trimble received a restricted stock award of 5,000 shares of common stock effective August 4, 2020, the fair value of which was $40,850 on the date of grant. Each initial grant will vest in four equal quarterly installments after the date of grant.

Under our director compensation program, we pay our non-employee directors cash compensation in the form of annual retainers and meeting fees. Under the program, non-employee directors normally receive an annual retainer of $26,250, as well as $2,625 for each regularly scheduled quarterly board meeting that they attend.

Non-employee directors who also serve as members of the Audit and Compensation Committees normally receive additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees normally receives additional annual compensation of $6,825 and $3,150, respectively. Our director compensation program does not provide other cash compensation for attending any other Board or Committee meetings. Directors who are employees do not receive separate fees for their services as directors. We paid compensation to Martin A. Kits van Heyningen as set forth in the "Summary Compensation Table For 2020.

Pursuant to the Cost-Savings Plan approved by the Compensation Committee in May 2020, the retainers and meeting fees payable to our non-employee directors were reduced by approximately 10% and 15%, respectively, during the period from May 11, 2020 to September 25, 2020, the date on which the retainers and meeting fees were restored to their normal levels.

Director Compensation Table for 2020

The following table provides information regarding the compensation of our directors for 2020 who were not named executive officers for 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Stanley K. Honey	41,137	81,700	122,837
Danelle M. Barrett	31,207	90,100	121,307
Mark S. Ain	39,132	81,700	120,832
Charles R. Trimble	38,193	81,700	119,383
Robert E. Tavares	26,390	91,700	118,090
James S. Dodez	36,285	81,700	117,985
Bruce J. Ryan(3)	2,231	—	2,231

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2020, excluding the effect of estimated forfeitures.
(2)
Amounts shown reflect actual cash earned during 2020 as well as the aggregate grant-date fair value of stock awards granted during 2020. Refer to the "Outstanding Director Equity Awards at December 31, 2020" table for information concerning outstanding equity awards held by our non-employee directors.
(3)
During 2020, Mr. Ryan served as one of our directors until June 10, 2020, the date of our 2020 annual meeting of stockholders, when his term as a director concluded.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Outstanding Director Equity Awards at December 31, 2020

The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2020.

	Stock Awards

Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested($)(1)
Mark S. Ain	8/4/2020	7,500(2)	85,125
Charles R. Trimble	8/4/2020	7,500(2)	85,125
Stanley K. Honey	8/4/2020	7,500(2)	85,125
James S. Dodez	8/4/2020	7,500(2)	85,125
Robert E. Tavares	4/8/2020	5,000(3)	56,750
Danelle M. Barrett	6/10/2020	5,000(4)	56,750

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $11.35, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2020.
(2)
Amounts reflect restricted stock awards granted on August 4, 2020, which vest in four equal quarterly installments, the first of which vested on November 4, 2020.
(3)
Amount reflects restricted stock awards granted on April 8, 2020, which vest in four equal quarterly installments, the first of which vested on July 8, 2020.
(4)
Amount reflects restricted stock awards granted on June 10, 2020, which vest in four equal quarterly installments, the first of which vested on September 10, 2020.

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EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2020 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The outstanding equity compensation plans approved by our stockholders as of December 31, 2020 were the Amended and Restated 2016 Equity and Incentive Plan, or the 2016 Plan, and the Amended and Restated 1996 Employee Stock Purchase Plan. As of December 31, 2020, we did not have any equity compensation plans not approved by our stockholders.

Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share.

The following table does not reflect grants from January 1, 2021 through the record date of the annual meeting of 149,257 restricted stock awards with a weighted-average grant-date fair value of $12.68 per share, nor does it reflect grants during that period of non-qualified stock options to purchase an aggregate of 479,091 shares of common stock at a weighted-average exercise price of $12.68 per share.

The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.

Equity Compensation Plan Information as of December 31, 2020

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) column (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) column (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) column (c)
Equity compensation plans approved by stockholders	2,035,202	(1)	9.25	2,030,932(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	2,035,202	(1)	9.25	2,030,932(2)

(1)
Does not include 556,107 shares of restricted stock granted under the 2016 Plan which were not vested as of December 31, 2020 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $8.90.
(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 846,704 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 21, 2021, the record date for the annual meeting, there were 18,754,341 shares of our common stock outstanding. On such date, the closing price of our common stock as reported on the NASDAQ Global Select Market was $13.47 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of the record date for the annual meeting, April 21, 2021, or as otherwise noted, by:

•
each person known by us to be the beneficial owner
of more than five percent of our common stock;

•
each of our directors and nominees for director;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after the record date for the annual meeting.

	Shares beneficially owned

	Outstanding	Right to Acquire	Total Shares	Percent of O/S
5% Stockholders
Systematic Financial Management, L.P.(1) 300 Frank W. Burr Blvd., Glenpointe East, 7 Floor Teaneck, NJ 07666	1,704,926	—	1,704,926	9.2

Vintage Capital Management, LLC(2) 4705 S. Apopka Vineland Road, Suite 206 Orlando, FL 32819	1,700,000	—	1,700,000	9.2

Needham Investment Management, L.L.C.(3) 250 Park Avenue, 10th Floor New York, NY 10117-1099	1,591,498	—	1,591,498	8.6

VIEX Capital Advisors, LLC Group(4) 323 Sunny Isles Blvd., Suite 700 Sunny Isles Beach, FL 33160	1,262,097	—	1,262,097	6.8

BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	1,243,518	—	1,243,518	6.7

Dimensional Fund Advisors LP(6) Building One 6300 Bee Cave Road Austin, TX 78746	1,074,109	—	1,074,109	5.8

Directors
Martin A. Kits van Heyningen(7)	923,779	240,702	1,164,481	6.2

Stanley K. Honey(8)	166,875	—	166,875	*

Mark S. Ain(9)	163,246	—	163,246	*

Charles R. Trimble(10)	132,000	—	132,000	*

James S. Dodez	52,381	—	52,381	*

Robert Tavares	30,000	—	30,000	*

Danelle Barrett	10,000	—	10,000	*

Nominees for Director
Cielo Hernandez	—	—	—	—

Cathy-Ann Martine-Dolecki	—	—	—	—

Other Named Executive Officers
Brent C. Bruun	140,737	91,199	231,936	1.2

Robert Balog	86,882	52,188	139,070	*

All current directors and executive officers as a group (15 persons)(11)	1,986,168	506,789	2,492,957	13.1

*
Less than one percent.
(1)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 11, 2021. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 1,052,814 shares and sole dispositive power for 1,704,926 shares.
(2)
Information is based on a Schedule 13D/A filed jointly by Vintage Capital Management, LLC, Kahn Capital Management, LLC, and Brian R. Kahn with the SEC on February 5, 2020, as amended on February 6, 2020 and April 10, 2020. The Schedule 13D/A indicates that Kahn Capital Management, LLC is a member and majority owner of Vintage Capital Management, LLC and that Brian R. Kahn is the manager and a member of Vintage Capital Management, LLC and the manager and sole member of Kahn Capital Management, LLC. The Schedule 13D/A states that each reporting person may be deemed to share voting and dispositive power for all 1,700,000 shares.
(3)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management L.L.C., Needham Asset Management, LLC and George A. Needham with the SEC on February 16, 2021. The Schedule 13G/A indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,591,498 shares.
(4)
Information is based on a Schedule 14A filed jointly by VIEX Capital Advisors, LLC, VIEX Opportunities Fund, LP—Series One, VIEX Special Opportunities Fund II, LP, VIEX GP, LLC, VIEX Special Opportunities GP II, LLC, Bradley L. Radoff, Peter T. Shaper, Eric Singer and John Mutch on

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  April 26, 2021. The Schedule 14A states that VIEX Capital Advisors, LLC and the other participants in VIEX Capital Advisors, LLC's solicitation collectively beneficially own 1,262,097 shares and that each of VIEX Capital Advisors, LLC and Mr. Singer beneficially owns 1,068,597 shares.

(5)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,225,466 shares and sole dispositive power for 1,243,518 shares.
(6)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2021. The Schedule 13G/ A states that Dimensional Fund Advisors LP has sole voting power for 1,023,110 shares and sole dispositive power for 1,074,109 shares.
(7)
Includes 12,572 shares of common stock outstanding and 4495 right to acquire shares held by Martin A. Kits van Heyningen's spouse, who is our creative director.
(8)
Includes 155,500 shares of common stock held in trust for Stanley K. Honey and his spouse.
(9)
Includes 43,000 shares of common stock held in trust for Mark S. Ain.
(10)
Includes 25,000 shares of common stock held by Charles R. Trimble's spouse.
(11)
Includes 2,523 shares of common stock held by Daniel R. Conway's spouse.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2020, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that Robert Tavares did not file a Form 4 to report one transaction and each of Danelle Barrett and Robert Tavares did not timely file a Form 4 to report one transaction.

KVH Industries, Inc. 2021 Proxy Statement    39

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Barrett, Dodez, Honey, Tavares and Trimble. Our Board of Directors had previously determined that Bruce Ryan, who during 2020 served as one of our directors until his term expired on the date of our 2020 annual meeting of stockholders, was also an independent director.

Board Meetings

During 2020, our Board of Directors met four times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which they served during 2020. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the seven individuals then serving as directors attended the annual meeting.

Board Leadership Structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our stockholders. The Board believes that the CEO's extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Independent Director also presides at executive sessions of the independent directors.

Risk Management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only seven directors, six of whom are independent directors and one of whom is our President and CEO. Of the six independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board's Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at https://ir.kvh.com/investor-resources/committee-composition.

Audit Committee

As of December 31, 2020, our Audit Committee was comprised of Messrs. Ain, Dodez, Honey and Trimble. Our

40    KVH Industries, Inc. 2021 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our cybersecurity program, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Honey is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met four times during 2020. For additional information regarding the Audit Committee, please see "Audit Committee Report."

Nominating and Corporate Governance Committee

As of December 31, 2020, our Nominating and Corporate Governance Committee was comprised of Messrs. Ain, Dodez, Honey and Trimble. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2020.

Compensation Committee

As of December 31, 2020, our Compensation Committee was comprised of Messrs. Ain, Honey and Trimble. The Compensation Committee's responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met twice during 2020.

Compensation Committee Authority; Delegation.    Our Board of Directors has delegated to the Compensation Committee of our Board of Directors the authority to administer compensation programs for our executive officers and non-employee directors. All principal elements of compensation paid to our executive officers and directors are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, (3) equity-based compensation for our non-executive employees and (4) the compensation of our non-employee directors, including cash and equity-based compensation. Under the terms of our 2016 Plan, the Compensation Committee may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not "covered persons" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria. The Compensation Committee has not delegated any such authority.

Compensation Committee Process; Role of Executives.    The base salary, incentive compensation target and equity award for each executive, together with the annual cash-based incentive compensation plan for all executives, have historically been established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. In 2019 and 2020, equity awards were granted in the second quarter and third quarter, respectively. The equity awards for 2020 were granted in the third quarter after our stockholders approved an increase in the number of shares reserved for issuance under the 2016 Plan. In deciding the compensation to be awarded to the executive officers other than the CEO, the Compensation Committee typically reviews and evaluates recommendations from the CEO and the CFO. The members of the Compensation Committee discuss these recommendations with the CEO. In deciding the compensation to be awarded to the CEO, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman's recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations,

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

and the Compensation Committee makes all final compensation decisions.

Role of Compensation Consultant.    Since 2005, the Compensation Committee has engaged Radford, an Aon Group company, as its independent compensation consultant to assist in creating an effective and competitive executive compensation program and to advise on related matters. At the instruction of the Compensation Committee, Radford periodically provides comparative market data on compensation practices and programs based on an analysis of executive compensation data, including survey data. Radford, at the direction of the Compensation Committee, also provides guidance on industry best practices. In 2020, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives. For purposes of benchmarking our executive compensation relative to market for 2020, the Compensation Committee relied on competitive compensation information compiled by Radford in 2019 and, as recommended by Radford, applied a 3% annual aging factor to 2019 market rates for base salary, cash-based incentive compensation and equity-based compensation in order to generate market rates for 2020. Neither Radford nor any of its affiliates provided any services to us in 2020 other than Radford's services to the Compensation Committee.

Director Candidates and Selection Processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate's depth of business experience, reputation, personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and serve the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director's prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the Secretary who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

In February 2021, the Company retained a leading search firm to assist the Company in its process of identifying new director candidates. The search firm identified and evaluated potential candidates and made recommendations to the Nominating and Corporate Governance Committee regarding such candidates.

Board Evaluation Process

Our Board recognizes that a thoughtful and rigorous evaluation process is critical to maintaining strong Board effectiveness. Consistent with our commitment to sound

42    KVH Industries, Inc. 2021 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

corporate governance practices, the Nominating and Corporate Governance Committee oversees a comprehensive annual evaluation of our Board and its committees.

As part of this Board evaluation process, our Board reviews the following:

•
Overall Board and committee performance;

•
Board composition, including whether the Board has the right mix of skills and experiences to oversee the successful execution of the Company's strategy;

•
Board discussion topics, meeting agendas and materials, with the goal of maintaining efficient and effective meetings; and

•
Culture and the Board's ability to promote candid discussion within the Board and with senior management.

The process is led by the Chair of our Nominating and Corporate Governance Committee, who conducts one-on-one interviews with each director. Comments from each director are anonymized before sharing with the full Board to ensure candid reporting and a full and frank discussion.

The feedback received during this process is used to facilitate enhancements to the Board's functioning, committee leadership, meetings and, where appropriate, composition.

Corporate Governance

Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.

Majority Voting in Uncontested Director Elections

Our by-laws provide for majority voting in uncontested director elections and plurality voting in contested director elections. A contested election is an election for which our Secretary determines that the number of director candidates (measured as of the date that is ten days before the date on which we file with the SEC our definitive proxy statement for the relevant meeting) exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections allow stockholders to vote

"FOR" or "AGAINST" each nominee and also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director's term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election in an uncontested election at an annual meeting would continue serving as a director (sometimes referred to as a "holdover director") until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director in an uncontested election receives more votes "AGAINST" his or her re-election than votes "FOR" his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite vote for re-election and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.

You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.

Prohibition on Hedging and Pledging our Stock

We have adopted policies that prohibit our directors, officers and employees from engaging in short selling, transactions in derivatives (such as puts and calls), hedging, and/or pledging with respect to KVH securities. Specifically, our policies prohibit our directors, officers and employees from directly or indirectly purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of KVH securities. These prohibitions apply to all KVH securities, whether held directly or indirectly, including securities we may issue as compensation.

Our policies also prohibit our directors, officers and employees from directly or indirectly pledging, hypothecating, granting any security interest in, or otherwise encumbering, any securities of KVH (including any transaction through a margin account that imposes such an encumbrance).

Certain Relationships and Related-Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. It is our policy that the Audit Committee review and approve transactions involving us and "related parties" (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:

•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party's interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders.

The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:

•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party's interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2019, nor are there any pending related-party transactions.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For 2020 and 2019, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table for 2020 and 2019, was approximately $250,813 and $248,030, respectively.

Siobhan Kits van Heyningen, the daughter-in-law of Mr. Martin A. Kits van Heyningen, was hired in August 2019 as a Service Operations Manager. For 2020 and 2019, total individual compensation for Siobhan Kits van Heyningen, as calculated in a manner consistent with our Summary Compensation Table for 2020 and 2019, was approximately $103,896 and $37,234, respectively.

44    KVH Industries, Inc. 2021 Proxy Statement

AUDIT COMMITTEE REPORT(1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company's consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company's independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in August 2020. The Audit Committee currently consists of three independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company's management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company's independent registered public accounting firm, the overall scope and plans for their audit of our company's consolidated financial statements for the year ended December 31, 2020. We met with them, with and without our company's management present, to discuss the results of their audits of our consolidated financial statements and of our company's internal control over financial reporting and to discuss with them the overall quality of our company's financial reporting as well as the critical audit matters included in their report on our company's consolidated financial statements.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB) regarding communications with audit committees. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company's management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm's performance of non-audit services for our company is compatible with the auditors' independence, and concluded that the performance of such non-audit services did not impair the auditors' independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company's audited consolidated financial statements for the year ended December 31, 2020 be included in our company's annual report on Form 10-K for that year.

The Audit Committee
Stanley K. Honey (Chairman) Mark S. Ain Charles R. Trimble James S. Dodez

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

KVH Industries, Inc. 2021 Proxy Statement    45

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.

Fees for Professional Services

The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2020 and 2019.

	Fees

Fee category	2020	2019
Audit fees(1)	$868,218	$880,697
Audit-related fees(2)	18,218	7,285
Tax fees(3)	20,488	4,581
All Other Fees	—	—
Total fees	$906,924	$892,563

(1)
Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, the statutory audits of our foreign locations and, in 2019, additional audit procedures associated with the then-new lease accounting standard, ASC 842.
(2)
Audit-related fees consist of amounts billed for other services related to the preparation of annual reports for our Denmark, Norway and United Kingdom locations as well as a Denmark audit of fixed cost related to COVID-19.
(3)
Tax fees consist of amounts billed for services arising from tax compliance for our Denmark, Norway, Singapore, Cyprus, and United Kingdom locations.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2020 or 2019.

Pre-Approval Policies and Procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

46    KVH Industries, Inc. 2021 Proxy Statement

STOCKHOLDER PROPOSALS

Proposals received from stockholders are given careful consideration by the Company. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company's proxy statement for the 2022 annual meeting of stockholders if they are received by the Company on or before January 17, 2022. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2022 annual meeting of stockholders, such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the By-laws. In order for a proposal (including nominations of directors) to be timely under the By-laws, it must be received not later than the close of business 90 days (i.e., February 3, 2022) nor earlier than 120 days (i.e., January 4, 2022) before the "Specified Date." Under the By-laws, the Specified Date is the first Wednesday in May each year (unless it is a legal holiday, in which case the Specified Date is the next day following the Specified Date that is not a legal holiday).

In the event that the 2022 annual meeting of stockholders is called for a date that is prior to the Specified Date, and if less than 105 days' notice or prior public disclosure of the date of such annual meeting is given or made, notice of any proposal (including nominations of directors) submitted pursuant to the By-laws by a stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of such annual meeting is mailed or the day on which public disclosure is made of the date of such annual meeting.

NON-GAAP FINANCIAL INFORMATION

This proxy statement provides our non-GAAP adjusted EBITDA as a supplement to our consolidated financial statements included in our Annual Report on Form 10-K, which are prepared in accordance with generally accepted accounting principles ("GAAP"). Management uses this non-GAAP financial measure, among others, internally in analyzing financial results to assess operational performance. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. Our non-GAAP adjusted EBITDA adjusts for specified items that can be highly variable or difficult to predict. Management generally uses this non-GAAP financial measure, among others, to facilitate financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors' operating results, and determination of management incentive compensation. This non-GAAP financial measure reflects an additional way of viewing an aspect of our operations that, when viewed with GAAP net loss and the reconciliation to GAAP net loss, may provide a more complete understanding of factors and trends affecting our business.

Non-GAAP adjusted EBITDA has limitations as a financial measure because it represents net loss before interest income, net, income taxes, depreciation, amortization, stock-based compensation expense, goodwill impairment charge, intangible asset impairment charge, non-recurring inventory reserve, transaction-related and other non-recurring legal fees, other non-recurring costs and foreign exchange transaction gains and losses.

Other companies, including companies in our industry, may calculate this non-GAAP financial measure differently or not at all, which will reduce its usefulness as a comparative measure.

Because this non-GAAP financial measure excludes the effect of items that increase or decrease our reported results of operations, management strongly encourages stockholders to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the following table.

KVH Industries, Inc. 2021 Proxy Statement    47

 RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO
NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,

	2020	2019	2020	2019
GAAP net loss from continuing operations	$(11,637)	$(2,910)	$(21,940)	$(16,009)
Income tax (benefit) expense	(263)	(863)	174	(4,003)
Interest income, net	(228)	(373)	(978)	(983)
Depreciation and amortization	3,386	2,594	11,663	9,778

Non-GAAP EBITDA from continuing operations	(8,742)	(1,552)	(11,081)	(11,217)
Stock-based compensation expense	1,003	1,140	3,462	4,159
Goodwill impairment charge	8,732	—	8,732	—
Intangible asset impairment charge	1,758	—	1,758	—
Non-recurring inventory reserve	—	122	—	2,259
Transaction-related and other non-recurring legal fees	—	—	201	224
Other non-recurring costs	—	—	—	216
Foreign exchange transaction loss	707	988	48	181

Non-GAAP adjusted EBITDA from continuing operations	$3,458	$698	$3,120	$(4,178)

ADDITIONAL INFORMATION

Annual Report to Shareholders.    A copy of our Annual Report on Form 10-K for fiscal year 2020 as filed with the SEC is being mailed to shareholders together with this proxy statement. A copy of our Annual Report, excluding exhibits, may also be obtained by shareholders without charge by request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula or by calling (401) 845-8102 and may be accessed on our website www.kvh.com.

Stockholders of record on April 21, 2021 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Eliminating Duplicate Mailings.    If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of this proxy statement and the 2020 annual report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as "householding," is designed to provide extra convenience for stockholders and potential cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of common stock are held in a brokerage account or the Company if you hold registered shares of common stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify the Company by calling (401) 845-8102 or sending a written request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula.

Costs of Solicitation.    We are required by law to convene an annual meeting of stockholders at which directors are elected. Because our shares of common stock are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our stockholders. United States federal securities laws require us to send you this proxy statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the annual meeting of stockholders and its solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of our Board, without additional

48    KVH Industries, Inc. 2021 Proxy Statement

compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. As a result of the potential proxy solicitation by VIEX, we may incur additional costs in connection with our solicitation of proxies. The Company has retained D.F. King & Co., Inc. to solicit proxies. Under our agreement with D.F. King & Co., Inc., D.F. King & Co., Inc. will receive a fee of up to $200,000 plus the reimbursement of reasonable expenses. D.F. King & Co., Inc. expects that approximately 75 of its employees will assist in the solicitation. D.F. King & Co., Inc. will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of D.F. King & Co., Inc. and fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of our regular employees, are expected to be approximately $2,000,000, of which approximately $525,000 has been incurred as of the date of this proxy statement.

KVH Industries, Inc. 2021 Proxy Statement    49

APPENDIX A – ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board, the Board's nominees, and certain of our officers and other employees are "participants" with respect to our solicitation of proxies in connection with the annual meeting. The following sets forth certain information about the persons who are "participants."

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates") is either a party to any transaction or series of transactions since January 1, 2020 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, (b) no participant owns any securities of the Company of record but not beneficially, and (c) no participant has any substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted upon at the annual meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director.

Except as described in this Appendix A or in this proxy statement, no participant or Participant Affiliate has entered into any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2020 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting of stockholders.

Based on representations made to the Company by the participants, no participant has been the subject of a criminal conviction (excluding traffic violations or similar misdemeanors) within the last ten years.

Directors and Nominees

The following table sets forth the names of our current directors and the Board's nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of

KVH Industries, Inc. 2021 Proxy Statement    A-1

such directors and nominees is carried on. The principal occupations or employment of the Board's nominees are set forth under the headings "Proposal No. 1: Election of Directors" and "Directors and Executive Officers" in this proxy statement.

Name	Principal Business Name	Principal Business Address

Martin A. Kits van Heyningen	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

Charles R. Trimble	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

Robert E. Tavares	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

James S. Dodez	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

Danelle M. Barrett	Deep Water Point, LLC	2661 Riva Road, Building 1000, Suite 1000, Annapolis, MD 21401

Mark S. Ain	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

Stanley K. Honey	KVH Industries, Inc.	50 Enterprise Center, Middletown, RI 02842

Cielo Hernandez	XL Fleet Corp.	145 Newton Street, Boston, MA 02135

Cathy-Ann Martine-Dolecki	Tristar Acquisition I Corp.	2870 Peachtree Road, NW Suite 509 Atlanta, GA 30305

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company's officers and employees who are "participants." The principal occupation refers to such person's position with the Company, and the principal business address of each such person is 50 Enterprise Center, Middletown, RI 02842.

Name	Principal Occupation

Martin A. Kits van Heyningen	President and Chief Executive Officer

Brent C. Bruun	Chief Operating Officer

Roger A. Kuebel	Chief Financial Officer

Felise B. Feingold	Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary

Information Regarding Ownership of the Company's Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of April 27, 2021 is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement. The number of Company securities beneficially owned as of April 27, 2021 by the Company's other officers and employees who are "participants" in our solicitation of proxies is set forth below.

Name of Beneficial Owner	Total Amount of Shares Beneficially Owned

Roger A. Kuebel	0

Felise B. Feingold	64,444

Information Regarding Transactions in Our Securities by Participants

The following table sets forth information regarding purchases and sales of our securities during the past two years by the persons listed above under "Directors and Nominees" and "Certain Officers and Other Employees" in this Appendix A.

A-2    KVH Industries, Inc. 2021 Proxy Statement

None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Transaction Descriptions

1	Open Market Sale

2	Deferred Stock Units Granted for Non-Employee Director Retainer Fees

3	Time-Based Restricted Stock Unit Vesting

4	Open Market Acquisition

Company Securities Purchased or Sold
(April 27, 2019 through April 27, 2021)

Name	Transaction Date	Number of Securities	Transaction Description

	6/5/2019	35,250	3

	6/10/2019	(2,676)	1

	7/1/2019	(1,050)	1

	7/1/2019	(126)	1

	10/2/2019	(1,113)	1

	10/2/2019	(133)	1

	1/3/2020	(1,041)	1

	1/3/2020	(125)	1

	1/15/2020	(267)	1

	1/17/2020	(68)	1

Martin Kits van Heyningen	2/19/2020	(5,272)	1

	4/4/2020	(3,509)	1

	6/9/2020	(3,391)	1

	6/9/2020	(2,763)	1

	8/2/2020	65,243	3

	8/2/2020	1,031	3

	1/19/2021	(68)	3

	3/30/2021	(4,100)	1

	3/31/2021	27,097	3

	3/31/2021	694	3

	6/5/2019	16,181	3

	6/10/2019	(905)	1

	7/1/2019	(418)	1

	10/2/2019	(444)	1

	1/3/2020	(415)	1

	2/19/2020	(3,030)	1

Brent Bruun	4/14/2020	(2,252)	1

	6/9/2020	(2,157)	1

	6/9/2020	(1,654)	1

	8/2/2020	19,027	3

	1/19/2021	(4,000)	1

	2/12/2021	(4,000)	1

KVH Industries, Inc. 2021 Proxy Statement    A-3

Name	Transaction Date	Number of Securities	Transaction Description

	2/12/2021	(2,347)	1

	3/31/2021	12,812	3

	4/9/2021	(88)	1

	4/12/2021	(2,087)	1

	4/13/2021	12,868	3

	4/13/2021	(14,693)	1

Roger Kuebel	3/8/2021	—	1

	6/5/2019	11,882	3

	6/10/2019	(1,058)	1

	7/1/2019	(400)	1

	10/2/2019	(424)	1

	1/3/2020	(396)	1

	2/19/2020	(3,537)	1

	4/9/2020	(2,054)	1

	6/9/2020	(1,992)	1

	6/9/2020	(1,592)	1

	8/2/2020	13,972	3

	12/11/2020	6,313	3

	12/11/2020	(100)	1

	12/11/2020	(670)	1

	12/11/2020	(100)	1

	12/11/2020	(101)	1

	12/11/2020	(133)	1

	12/11/2020	(20)	1

Felise Feingold	12/11/2020	(20)	1

	12/11/2020	(460)	1

	12/11/2020	(161)	1

	12/11/2020	(90)	1

	12/11/2020	(199)	1

	12/11/2020	(50)	1

	12/11/2020	(330)	1

	12/11/2020	(200)	1

	12/11/2020	(200)	1

	12/11/2020	(1,566)	1

	12/11/2020	(200)	1

	12/11/2020	(807)	1

	12/11/2020	(100)	1

	12/11/2020	(406)	1

	12/11/2020	(400)	1

	12/14/2020	6,567	3

	12/14/2020	(260)	1

	12/14/2020	(13)	1

A-4    KVH Industries, Inc. 2021 Proxy Statement

Name	Transaction Date	Number of Securities	Transaction Description

	12/14/2020	(5)	1

	12/14/2020	(215)	1

	12/14/2020	(20)	1

	12/14/2020	(219)	1

	12/14/2020	(5,835)	1

	12/15/2020	8,785	3

	12/15/2020	(233)	1

	12/15/2020	(5)	1

	12/15/2020	(518)	1

	12/15/2020	(89)	1

	12/15/2020	(200)	1

	12/15/2020	(300)	1

	12/15/2020	(3)	1

	12/15/2020	(518)	1

	12/15/2020	(1,200)	1

	12/15/2020	(8)	1

	12/15/2020	(200)	1

	12/15/2020	(500)	1

	12/15/2020	(405)	1

	12/15/2020	(300)	1

	12/15/2020	(100)	1

	12/15/2020	(123)	1

	12/15/2020	(576)	1

	12/15/2020	(1,289)	1

	12/15/2020	(1,987)	1

	12/15/2020	(100)	1

	12/15/2020	(131)	1

	3/16/2021	2,300	3

	3/16/2021	(2,300)	1

	3/17/2021	9,118	3

	3/17/2021	14,166	3

	3/17/2021	7,394	3

	3/17/2021	(1,400)	1

	3/17/2021	(25)	1

	3/17/2021	(603)	1

	3/17/2021	(5,366)	1

	3/17/2021	(100)	1

	3/17/2021	(300)	1

	3/17/2021	(1,150)	1

	3/17/2021	(304)	1

	3/17/2021	(7,264)	1

	3/17/2021	(400)	1

KVH Industries, Inc. 2021 Proxy Statement    A-5

Name	Transaction Date	Number of Securities	Transaction Description

	3/17/2021	(3,644)	1

	3/17/2021	(900)	1

	3/17/2021	(834)	1

	3/17/2021	(5)	1

	3/17/2021	(8,383)	1

	3/23/2021	(2,078)	1

	3/31/2021	9,408	3

	8/20/2019	5,000	2

	8/20/2019	5,000	2

Mark S. Ain	8/20/2020	5,000	2

	8/20/2020	5,000	2

Danelle M. Barrett	6/10/2020	10,000	2

	8/20/2019	5,000	2

James Dodez	8/4/2020	5,000	2

	8/4/2020	5,000	2

	8/20/2019	5,000	2

	8/20/2019	5,000	2

Stanley K. Honey	8/4/2020	5,000	2

	8/4/2020	5,000	2

	4/8/2020	10,000	2

Robert Tavares	5/5/2020	10,000	4

	8/6/2020	10,000	4

	8/20/2019	5,000	2

	8/20/2019	5,000	2

Charles R. Trimble	8/4/2020	5,000	2

	8/4/2020	5,000	2

Cielo Hernadez	N/A	—	N/A

Cathy-Ann Martine-Dolecki	N/A	—	N/A

A-6    KVH Industries, Inc. 2021 Proxy Statement

KVH Industries, Inc. c/o Corporate Election Services P. O. Box 3230 Pittsburgh, PA 15230-3230 ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 2021 YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of KVH Industries, Inc. common stock for the 2021 annual meeting of stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: I n t e r n e t a n d t e l e p h o n e a c c e s s i s a v a i l a b l e 2 4 h o u r s a d a y , 7 d a y s a w e e k . You will be required to provide the unique control number printed below if you vote via the Internet or by telephone. Your Internet or telephone vote must be received by 11:59 p.m. Eastern Daylight Time on June 16, 2021. Your mail vote must be received in sufficient time before the annual meeting. CONTROL NUMBER: If voting by mail, please fold and detach card at perforation before mailing.  BLUE PROXY CARD KVH INDUSTRIES, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 17, 2021 THIS BLUE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC. The undersigned hereby appoints Roger Kuebel and Felise Feingold, and each of them, as attorneys and proxies, each with full power of substitution, with power to act without the other, and with all powers that the undersigned would possess if personally present, and hereby authorizes each of them to represent and to vote all the shares of common stock of KVH Industries, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders of KVH Industries, Inc. to be held at 50 Enterprise Center, Middletown, Rhode Island 02842, on June 17, 2021 at 9:00 a.m. Eastern Daylight Time and at any adjournments, postponements or continuations thereof (the “Annual Meeting”). This proxy card, when properly executed, will be voted in the manner directed herein. If this proxy card is properly executed and returned but no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors’ recommendations: “FOR ALL” of KVH Industries, Inc.’s director nominees in Proposal 1 and “FOR” Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Only stockholders who owned shares of common stock of KVH Industries, Inc. as of the close of business on April 21, 2021 may vote at the Annual Meeting. The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Annual Meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement of KVH Industries, Inc. YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY. If you will not be voting by Internet or by telephone, then please mark, sign, date and return this BLUE proxy card in the enclosed postage-paid envelope. PLEASE SIGN AND DATE ON THE REVERSE SIDE  VOTE BY MAIL Please mark, sign and date your BLUE proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230 VOTE BY TELEPHONE Have your BLUE proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote VOTE VIA INTERNET Have your BLUE proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote

YOUR VOTE IS IMPORTANT! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY MAIL YOU MAY VOTE VIA THE INTERNET OR BY TELEPHONE. YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON JUNE 16, 2021. IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, THEN PLEASE MARK, SIGN, DATE AND RETURN THIS BLUE PROXY CARD PROMPTLY. YOUR VOTE BY MAIL MUST BE RECEIVED IN SUFFICIENT TIME BEFORE THE ANNUAL MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company’s Proxy Statement, Annual Report, and Stockholder Letter are available at www.viewourmaterial.com/KVHI. If you have any questions, would like to request additional copies of proxy materials or need assistance voting your BLUE proxy card, please contact KVH Industries, Inc.’s proxy solicitor: D.F. King & Co., Inc. 48 Wall St FL 23, New York, NY, 10005-2922 Banks and brokers may call collect at (212) 269-5550 All others may call toll-free at (800) 488-8095 Email: KVH@dfking.com  If voting by mail, please fold and detach card at perforation before mailing.  KVH INDUSTRIES, INC. THIS BLUE PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED BLUE PROXY CARD Please mark your vote as indicated in this example: Our Board of Directors recommends you vote “FOR ALL” of the nominees in Proposal 1. 1. To elect two nominees as Class I directors for a three-year term expiring in 2024 Our Board of Directors recommends you vote “FOR” Proposals 2 and 3. 2. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers FOR ALL  WITHHOLD ALL  FOR ALL EXCEPT   FOR  AGAINST  ABSTAIN Nominees: 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021 (1) (2) Cielo Hernandez Cathy-Ann Martine-Dolecki To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees in the space below.  FOR  AGAINST  ABSTAIN Stockholder Signature (Title) Date Stockholder Signature, if jointly held (Title) Date INSTRUCTIONS: Please sign exactly as your name(s) appears(s) on this proxy card. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer or person. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. X